                                                                   EXHIBIT 10.61

================================================================================


                             RENAL CARE GROUP, INC.
                                   as Borrower


                          ----------------------------

                                 LOAN AGREEMENT
                               (364-DAY FACILITY)


                            Dated as of July 1, 2002


                          ----------------------------



                            THE SEVERAL LENDERS FROM
                            TIME TO TIME PARTY HERETO

                              BANK OF AMERICA, N.A.
                                    as Agent

                                       and

                                 SUNTRUST BANK,
                              as Syndication Agent


                         BANC OF AMERICA SECURITIES LLC,
                    Sole Lead Arranger and Sole Book Manager






================================================================================

                                TABLE OF CONTENTS


I.       DEFINITIONS..........................................................1
         1.1      Terms Defined in This Agreement.............................1
         1.2      Terms Generally............................................21

II.      CREDIT FACILITY.....................................................22
         2.1      Amount of Loans............................................22
         2.2      Use of Proceeds of Loans...................................23
         2.3      Revolving Credit Notes.....................................23
         2.4      Separate Commitments of the Lenders........................23
         2.5      Advances of Loans..........................................23
         2.6      Interest...................................................25
         2.7      Alternate Rate of Interest if LIBOR Unavailable............27
         2.8      Change in Circumstances....................................27
         2.9      Change in Legality of LIBOR Loans..........................28
         2.10     Principal Repayment........................................29
         2.11     Prepayment of LIBOR Loans..................................29
         2.12     Prepayment of Base Rate Loans..............................30
         2.13     Mandatory Prepayments......................................30
         2.14     Reduction of Commitment....................................31
         2.15     Commitment Fee.............................................32
         2.16     Payments...................................................33

III.     CONDITIONS PRECEDENT................................................33
         3.1      Closing Conditions.........................................33
         3.2      Conditions to all Loans and Issuances......................36

IV.      REPRESENTATIONS AND WARRANTIES......................................37
         4.1      Capacity...................................................37
         4.2      Authorization..............................................37
         4.3      Binding Obligations........................................37
         4.4      No Conflicting Law or Agreement............................37
         4.5      No Consent Required........................................37
         4.6      Financial Statements.......................................38
         4.7      Fiscal Year................................................38
         4.8      Litigation.................................................38
         4.9      Taxes; Governmental Charges................................38
         4.10     Title to Properties........................................39
         4.11     No Default.................................................39
         4.12     Casualties; Taking of Properties...........................39
         4.13     Compliance with Laws.......................................39
         4.14     Compliance with Fraud and Abuse Laws.......................39
         4.15     ERISA......................................................40
         4.16     Full Disclosure of Material Facts..........................40
         4.17     Investment Company Act.....................................40
         4.18     Holding Company............................................40
         4.19     Solvency...................................................40

         4.20     Subsidiaries...............................................40
         4.21     Ownership of Patents, Licenses, Etc........................41
         4.22     Environmental Compliance...................................41
         4.23     Labor Matters..............................................41
         4.24     OSHA Compliance............................................41
         4.25     Regulations T, U and X.....................................42
         4.26     Inter-Company Notes........................................42

V.       AFFIRMATIVE COVENANTS...............................................42
         5.1      Payment of Obligations.....................................42
         5.2      Maintenance of Existence...................................42
         5.3      Financial Statements and Reports...........................43
         5.4      Taxes and Other Encumbrances...............................45
         5.5      Payment of Debts...........................................45
         5.6      Compliance with Laws.......................................45
         5.7      Maintenance of Property....................................45
         5.8      Compliance with Contractual Obligations....................46
         5.9      Further Assurances.........................................46
         5.10     Security Interest; Setoff..................................46
         5.11     Insurance..................................................46
         5.12     Accounts and Records.......................................47
         5.13     Official Records...........................................47
         5.14     Banking Relationships......................................47
         5.15     Right of Inspection........................................47
         5.16     ERISA Information and Compliance...........................48
         5.17     Indemnity; Expenses........................................48
         5.18     Assistance in Litigation...................................49
         5.19     Name Changes...............................................49
         5.20     Estoppel Letters...........................................50
         5.21     Environmental Matters......................................50
         5.22     Opinions of Counsel........................................51
         5.23     Additional Credit Parties..................................51

VI.      NEGATIVE COVENANTS..................................................52
         6.1      Debt.......................................................52
         6.2      Encumbrances...............................................53
         6.3      Investments................................................53
         6.4      Change of Control..........................................54
         6.5      Nature of Business.........................................54
         6.6      Consolidation, Mergers, Etc................................54
         6.7      Asset Dispositions.........................................54
         6.8      Inconsistent Agreements....................................55
         6.9      Fictitious Names...........................................55
         6.10     Adverse Action With Respect to Plans.......................55
         6.11     Transactions With Affiliates...............................55
         6.12     Constituent Document Amendments............................55
         6.13     Adverse Transactions.......................................55
         6.14     Accounting Changes.........................................55

         6.15     Restricted Payments........................................56
         6.16     Limitation on Restricted Actions...........................56
         6.17     Sale Leasebacks............................................56
         6.18     No Further Negative Pledges................................56

VII.     FINANCIAL COVENANTS.................................................57
         7.1      Consolidated Net Worth.....................................57
         7.2      Leverage Ratio.............................................57
         7.3      Total Capitalization Ratio.................................57
         7.4      Fixed Charge Coverage......................................57

VIII.    EVENTS OF DEFAULT...................................................57
         8.1      Events of Default..........................................57
         8.2      Remedies...................................................60

IX.      AGENCY PROVISIONS...................................................61
         9.1      Appointment and Authorization of Agent.....................61
         9.2      Indemnification of Agent...................................61
         9.3      Credit Decision; Disclosure of Information by Agent........62
         9.4      Notice of Default..........................................62
         9.5      Funding of Advances Pursuant to Borrowing Notices..........63
         9.6      Agent in its Individual Capacity...........................64
         9.7      Successor Agent............................................64
         9.8      Sharing of Payments, etc...................................64
         9.9      Payments Between the Agent and the Lenders.................65
         9.10     Assignments and Participations.............................66
         9.11     Procedures for Notices and Approvals.......................68
         9.12     Other Relationships With The Borrower......................69
         9.13     Taxes......................................................69
         9.14     Delegation of Duties.......................................71
         9.15     Liability of Agent.........................................71
         9.16     Reliance by Agent..........................................71
         9.17     Other Agents; Lead Managers................................72

X.       GENERAL PROVISIONS..................................................72
         10.1     Notices....................................................72
         10.2     Renewal, Extension, or Rearrangement.......................73
         10.3     Counterparts...............................................73
         10.4     Negotiated Document........................................74
         10.5     Consent to Jurisdiction; Venue.............................74
         10.6     Not Partners; No Third Party Beneficiaries.................74
         10.7     No Reliance on Lenders' Analysis...........................74
         10.8     No Marshaling of Assets....................................74
         10.9     Impairment of Collateral...................................75
         10.10    Business Days..............................................75
         10.11    Standard of Care; Limitation of Damages....................75
         10.12    Incorporation of Schedules.................................75
         10.13    Indulgence Not Waiver......................................75
         10.14    Cumulative Remedies........................................75

         10.15    Amendment and Waivers......................................75
         10.16    Entire Agreement...........................................76
         10.17    Severability...............................................77
         10.18    Time of Essence............................................77
         10.19    Governing Law..............................................77
         10.20    Captions Not Controlling...................................77
         10.21    Waiver of Right to Jury Trial..............................77
         10.22    Facsimile Signatures.......................................77
         10.23    Right of Set-Off; Adjustments..............................78
         10.24    Confidentiality............................................78
         10.25    No Waiver; Remedies Cumulative.............................79
         10.26    Survival...................................................79


                                    EXHIBITS

2.3               Form of Revolving Credit Note
2.5.1(b)          Form of Borrowing and Conversion Notices
3.1.1(d)          Form of Guaranty Agreement
3.1.1(e)          Form of Security Agreement
3.1.1(f)          Form of Collateral Assignment
5.23              Form of Joinder Agreement
9.10              Form of Assignment and Acceptance

                                    SCHEDULES

1.1               Commitments
3.1.1             Opinion Subsidiaries
4.20              Subsidiaries
4.26              Inter-Company Notes
5.11              Insurance
6.1.7             Existing Debt
6.3               Existing Investments
6.17              Sale/Leaseback Transactions

                                 LOAN AGREEMENT

         This Loan Agreement (364-Day Facility) is entered into as of the 1st day of July, 2002, by and among RENAL CARE GROUP, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined herein) from time to time party hereto and BANK OF AMERICA, N.A., in its capacity as the Agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lenders provide a $50,000,000 credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                 I. DEFINITIONS

         1.1      TERMS DEFINED IN THIS AGREEMENT.

         As used below in this Agreement, the following capitalized terms shall have the following meanings, unless the context expressly requires otherwise:

         "ACQUIRED PRACTICE" means each of (i) a Practice acquired by a Borrower Entity before the Closing Date, and (ii) a Practice acquired by a Borrower Entity after the Closing Date in a Permitted Acquisition.

         "ADDITIONAL CREDIT PARTY" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

         "AFFILIATE" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" has the meaning assigned to such term in the heading hereof, together with any successors and assigns.

         "AGENT-RELATED PERSON" means the Agent (including any successor Agent), together with its Affiliates (including in the case of Bank of America in its capacity as Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGREEMENT" means this Loan Agreement (including all schedules and exhibits hereto), as the same may be amended from time to time.

         "ALTERNATE BASE RATE" means the greater of (i) the Federal Funds Rate plus one-half percent (1/2%), and (ii) the Prime Rate, in each case as such rate may change from time to time.

         "APPLICABLE COMMITMENT FEE," "APPLICABLE LIBO RATE MARGIN" and "APPLICABLE BASE RATE MARGIN" mean, for purposes of calculating the applicable interest rate for any day for any Loan advanced hereunder and the commitment fee respecting the Loans, (i) until the Pricing Tier Determination Date determined by the delivery of the Borrower's financial statements for the fiscal quarter ending June 30, 2002, the rates identified as Tier 1 in the table below, and
(ii) thereafter, the rates established by the Agent from time to time upon each subsequent Pricing Tier Determination Date pursuant to the percentage rates per annum set forth opposite the appropriate test in the pricing grid below (ratio values shall be rounded to the nearest one-hundredth, with any value of .005 rounded upward):

                                  BASE RATE        LIBO RATE         COMMITMENT
LEVERAGE RATIO                      MARGIN          MARGIN              FEE
--------------                    ---------        ---------         ----------
Tier 1                                0%              1.0%              0.20%
Less than or equal to 1.0

Tier 2
Greater than 1.0 and                  0%              1.25%             0.20%
less than or equal to 1.5

Tier 3
Greater than 1.5 and                  0%              1.50%             0.25%
less than or equal to 2.0

Tier 4                              0.25%             1.75%             0.25%
Greater than 2.0

The Leverage Ratio shall be established by the Agent on each Pricing Tier Determination Date on the basis of the then current consolidated quarterly financial statements of and schedules prepared by the Borrower delivered to the Agent pursuant to this Agreement; provided, however, that, if the Borrower fails to provide the financial statements and certificates required by Section 5.3 for the last day of the most recently ended fiscal quarter preceding the Pricing Tier Determination Date, the Applicable Commitment Fee, the Applicable LIBO Rate Margin and the Applicable Base Rate Margin shall be based on Tier 4 in the table above until such time as the appropriate financial statements and certificates are provided, whereupon the rates shall be determined as provided above. Additionally, if the Borrower's financial statements are determined to have been in error in a manner that affects the Leverage Ratio sufficiently that, in retrospect, a higher tier should have applied to any period, the Borrower shall pay to the Agent for the account of the Lenders, upon demand, the additional amount of interest that would have been paid had the financial statements been correctly stated.

         "APPLICABLE LENDING OFFICE" means, for each Lender, the office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its LIBOR Loans are made and maintained.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "ASSET DISPOSITION" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary owned by a Borrower Entity) of any Borrower Entity whether by sale, lease, transfer or otherwise other than any such sale or disposition permitted by Section 6.7.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of Exhibit 9.10.

         "BANK OF AMERICA" means Bank of America, N.A. and its successors.

         "BANKING DAY" means a Business Day, subject to the following additional convention. As to notices or payments received on a Business Day at or before 11:00 a.m. Charlotte, North Carolina time, the Banking Day shall correspond to the Business Day of receipt. As to notices or payments received on a Business Day after 11:00 a.m. Charlotte, North Carolina time, the Banking Day of receipt shall be deemed to be the next following Business Day.

         "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or
(iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "BASE RATE LOAN" means a Loan for which the Borrower has elected the application of an interest rate based upon the Alternate Base Rate.

         "BORROWER" means Renal Care Group, Inc., a Delaware corporation, together with its successors and permitted assigns. This definition does not abrogate the requirement set forth below restricting the Borrower's ability to assign any rights under this Agreement.

         "BORROWER'S LINE OF BUSINESS" means (a) the business of owning, operating and managing dialysis clinics and nephrology physician practices and providing ancillary services relating to the needs of patients with end stage renal disease and (b) the business of owning, operating and managing clinics and practices in other medical fields (including non-dialysis outpatient services); provided, that the revenues for any period attributable to such other medical fields (including non-dialysis outpatient services) shall not exceed 5% of the consolidated revenues of the Borrower Entities for such period.

         "BORROWER ENTITIES" means the Borrower and all its Subsidiaries in existence from time to time, and "BORROWER ENTITY" means any one of them.

         "BORROWING NOTICE" has the meaning assigned in Section 2.5.l(b) hereof.

         "BUSINESS DAY" means any day on which the Agent and national banks located in Charlotte, North Carolina are open for the conduct of ordinary business; provided however, that when used in connection with determining the LIBO Rate, the term "Business Day" shall exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London Interbank Market.

         "CAPITAL EXPENDITURES" means, for any period, all capital expenditures of the Borrower Entities on a consolidated basis for such period, as determined in accordance with GAAP.

         "CAPITAL LEASE" means a lease that would be characterized as a financed sale or purchase under GAAP.

         "CAPITAL STOCK" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH CONSIDERATION" means all noncontingent obligations to pay cash (whether payable over time or due at closing) as consideration in connection with a Permitted Acquisition, whether characterized as price, deferred price, consulting fee (if regarded as part of the purchase price rather than for bona fide services to be provided independent of the purchase) or otherwise, plus the maximum amount of contingent consideration (including, but not limited to, "earnout notes") that could arise during the first year following the acquisition as a result of the acquisition and all debt assumed in connection with the acquisition, plus the amount of the Borrower's obligations to repurchase its Capital Stock in connection with such Permitted Acquisition, calculated as though the affected Capital Stock were repurchased at the stock price in effect on the date of the closing of the Permitted Acquisition.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities thereof entitled to vote in the election of directors; or (ii) during any period of up to 24 consecutive months, individuals who at the beginning of such 24-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors thereof unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in the acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

         "CLOSING DATE" means the date of this Agreement.

         "CMLTD" means scheduled maturities of long-term Debt (including Capital Leases) arising for the 12 months following the date of determination.

         "COLLATERAL" means all Property now or hereafter securing the Obligations.

         "COLLATERAL AGENT" means Bank of America, in its capacity as collateral agent for the Lenders and the Multi-Year Lenders under the Security Agreement and the Collateral Assignment.

         "COLLATERAL ASSIGNMENT" means that certain Amended and Restated Collateral Assignment of Promissory Notes dated as of the Closing Date in the form of Exhibit 3.1.1(f) executed by the Credit Parties and the Collateral Agent, as amended, modified, restated or supplemented from time to time.

         "COMMITMENT" means, (a) as to any Lender, the obligation of such Lender to make Loans in accordance with Article II hereof in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Total Commitments, as such amount may be reduced or modified from time to time in accordance with the terms hereof and

(b) as to all the Lenders, the aggregate Commitment of all Lenders to make Loans in accordance with Article II hereof, as such amount may be reduced or modified from time to time pursuant to the terms hereof. The aggregate Commitments of all Lenders on the Closing Date shall be Fifty Million Dollars ($50,000,000). The Borrower may also reduce the amount of the Commitments in accordance with
Section 2.14 of this Agreement; provided, however, the Borrower may not increase the amount of the Commitments in any amount after such a reduction has occurred.

         "COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Commitment Percentage on Schedule 1.1(a) hereto, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.10.

         "CONSOLIDATED EBITDA" means, as of any date for the four fiscal quarter period ending on such date with respect to the Borrower Entities on a consolidated basis, the sum of (i) Consolidated Net Income plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for interest expense, income, value added and similar taxes and depreciation and amortization expense, as determined in accordance with GAAP, (iii) plus any noncash and nonrecurring charges, (iv) plus the amount of the deduction from Consolidated Net Income taken to reflect income attributed to minority interests, less (v) the amount, if any, by which the contribution to Consolidated EBITDA by Non-Guarantor Subsidiaries and Permitted Equity Investments in the aggregate would exceed twenty percent (20%) of Consolidated EBITDA.

         "CONSOLIDATED NET INCOME" means, as of any date with respect to the Borrower Entities on a consolidated basis, net income (excluding extraordinary items) after interest expense, income, value added and similar taxes and depreciation and amortization, all as determined in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means shareholders' equity of the Borrower Entities, determined on a consolidated basis according to GAAP.

         "CREDIT PARTIES" means the collective reference to the Borrower and the Guarantors, and "CREDIT PARTY" means any one of them.

         "DEBT" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person (including earnout obligations), (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) the implied principal component of all obligations of such Person under Capital Leases, (g) all obligations of such Person under Hedging Agreements, (h) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(i) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the Termination Date, (j) the principal portion of all obligations of such Person under Synthetic Leases, (k) all obligations of such Person to repurchase any securities issued by such Person at any time which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (m) all Debt of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (n) all Guaranty Obligations of such Person with respect to Debt of another Person and (o) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Debt is recourse to such Person.

         "DEBT ISSUANCE" means the issuance of any Debt for borrowed money by any Borrower Entity other than Debt permitted to be incurred pursuant to Section 6.1.

         "DEFAULT" means any event, act or condition that, but for the giving of any required notice by the Agent and/or the passing of time, would be an Event of Default hereunder.

         "DEFAULT RATE" means the lesser of (i) two percent (2%) over the Alternate Base Rate plus the Applicable Base Rate Margin in effect from time to time, or (ii) the Maximum Lawful Amount.

         "DOLLARS" and "$" means dollars in lawful currency of the United
States.

         "DOMESTIC SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Agent and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

         "ENCUMBRANCE" means any interest in or restriction upon Property in favor of one not the owner thereof, whether voluntary or involuntary, including, but not limited to, (i) the lien or security interest arising from a deed of trust, mortgage, pledge, security agreement, conditional sale, Capital Lease, consignment, or bailment for security purposes (including any agreement to give any of the foregoing), (ii) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other such title encumbrances and (iii) any financing statement authorized by a Borrower Entity to be filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction.

         "ENVIRONMENTAL LAWS" means the Environmental Protection Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and any other federal, state or municipal law, rule or regulation relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous or toxic waste or materials, or other environmental or health matters.

         "EQUITY ISSUANCE" means any issuance by any Credit Party to any Person which is not a Credit Party of (a) shares of its capital stock, (b) any shares of its capital stock pursuant to the exercise of options or warrants or (c) any shares of its capital stock pursuant to the conversion of any debt securities to equity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and any successor statute thereto, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the IRC, the regulations promulgated pursuant thereto and the published revenue rulings issued thereunder.

         "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or any ERISA Affiliate to make a material payment to a Plan required under Section 302(f)(1) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of initial or additional security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "EVENT OF DEFAULT" means the occurrence of any of the events specified in Section 8.1 hereof, as to which any requirement for notice or lapse of time has been satisfied.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

         "FINANCIAL STATEMENTS" means the audited consolidated balance sheet, income statement and statement of cash flows for the Borrower Entities for the fiscal year ending December 31, 2001.

         "FIXED CHARGE COVERAGE RATIO" means, as of the end of each fiscal quarter of the Borrower Entities for the twelve month period ending on such date, the ratio of (i) the sum of (a) Consolidated EBITDA for the applicable period less (b) the aggregate of all federal, state, local and foreign income taxes of the Borrower Entities on a consolidated basis for the applicable period plus (c) rent and lease expense of the Borrower Entities on a consolidated basis for the applicable period less (d) the greater of (i) a charge of $500.00 per dialysis station per fiscal quarter to allow for maintenance Capital Expenditures and (ii) Capital Expenditures (other than any Permitted Acquisitions) for the applicable period less (e) Permitted Dividends made to Persons other than a Credit Party for the applicable period less (f) Permitted Stock Purchases for the applicable period to (ii) the sum of (a) Interest Expense for the applicable period plus (b) CMLTD (including implied amortization calculated as one fifth (1/5th) of the aggregate of the outstanding principal amount of (i) the Loans as of the end of the applicable period plus (ii) the Multi-Year Loans as of the end of the applicable period plus (iii) the LOC Obligations (as defined in the Multi-Year Loan Agreement) as of the end of the applicable period) for the applicable period plus (c) rent and lease expense of the Borrower Entities on a consolidated basis for the applicable period, as determined in accordance with GAAP.

         "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

         "FRAUD AND ABUSE LAWS" means Section 1128B(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b) and Section 1877 of the Social Security Act, 42 U.S.C. Section 1877, as from time to time amended; any successor statute(s) thereto: all rules and regulations promulgated thereunder; and any other Law relating to the ownership of medical facilities by providers of medical services or the referral of patients to medical facilities owned by providers of medical services.

         "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.1.

         "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental entity, court or tribunal including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of any foreign or domestic governmental entity.

         "GUARANTORS" means the collective reference to each of the Persons which has executed the Guaranty Agreement and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns, and "GUARANTOR" means any one of them.

         "GUARANTY AGREEMENT" means that certain Joint and Several Unconditional Guaranty dated as of the Closing Date in the form of Exhibit 3.1.1(d) executed by the Guarantors whereby each becomes liable for the Obligations, as amended, modified, restated or supplemented from time to time.

         "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Debt or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Debt of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Debt, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made (or, if less, the maximum amount of such principal amounts for which such Person may be liable under the terms of the instrument(s) evidencing such Guaranty Obligation).

         "HAZARDOUS SUBSTANCES" means those substances included from time to time within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C.ss. 9601 et. seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901 et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et. seq.; the Clean Water Act, 33 U.S.C. Section 1251 et. seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq., and in the regulations promulgated pursuant to such acts and laws; and such other substances that are or become regulated under any applicable local, state, or federal law or regulation addressing environmental hazards.

         "HEDGING AGREEMENTS" means any interest rate protection agreement or foreign currency exchange agreement.

          "INTER-COMPANY NOTES" means negotiable promissory notes evidencing the loan obligations of the Borrower Entities to the Credit Parties.

         "INTEREST EXPENSE" means expenses for all interest (including current charges on Capital Leases and the implied interest component under Synthetic Leases) and letter of credit fees and expenses for any interest rate swaps or similar derivative contracts used for the management of interest expense of the Borrower Entities on a consolidated basis, as determined in accordance with GAAP.

         "INTEREST PAYMENT DATE" means, (i) as to Base Rate Loans, the last Business Day of each March, June, September and December and the Maturity Date and (ii) as to LIBOR Loans, the last day of the Interest Period applicable to such Loan, the date of repayment of principal of such Loan and the Maturity Date and, in addition, in the case of a LIBOR Loan with an Interest Period of six (6) months' duration, then also the date three months from the beginning of the Interest Period.

         "INTEREST PERIOD" means, as to LIBOR Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

         "INTEREST RATE SWAP OBLIGATIONS" means the present and future obligations of the Borrower to any Lender or the Lenders arising from the Borrower's entering into an interest rate swap, collar, hedge or other like transaction for the management of interest rates with respect to the Loans.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

         "INTERBANK OFFERED RATE" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) in each case determined by the Agent to be equal to:

         (a) the offered rate that appears on the Dow Jones Telerate Screen Page 3750 (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

         (b) if for any reason the foregoing rate in clause (i) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

         (c) if for any reason the foregoing rates in clauses (i) and (ii) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest in same day funds in the approximate amount of the applicable LIBOR Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period.

         "INVESTMENT" means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any other Person or (b) any deposit with, or advance, loan or other extension of credit to, any other Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in any other Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

         "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of Exhibit 5.23 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.23.

         "LAW" OR "LAWS" means all applicable constitutional provisions, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements of all Governmental Authorities.

         "LENDERS" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with any successors and permitted assigns.

         "LEVERAGE RATIO" means, with respect to the Borrower Entities on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Total Funded Debt of the Borrower Entities on the last day of such period to (b) Consolidated EBITDA for such period.

         "LIBO RATE" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such LIBOR Loan for such Interest Period by (b) 1 minus the LIBO Rate Reserve Requirement for such LIBOR Loan for such Interest Period.

         "LIBO RATE RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBO Rate Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBO Rate Reserve Requirement.

         "LIBOR LIABILITIES" means deposit liabilities which are deemed to be Eurocurrency liabilities as such term is defined under the regulations of the Board of Governors of the Federal Reserve Bank.

         "LIBOR LOAN" means a Loan for which the Borrower has elected application of an interest rate based on the LIBO Rate.

         "LOAN" means the collective reference to the loans made to the Borrower pursuant to Article II hereof.

         "LOAN DOCUMENTS" means a collective reference to this Agreement, the Notes, the Guaranty Agreement, the Security Agreement, the Collateral Assignment, each Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "LOAN DOCUMENT" means any one of them.

         "MATERIAL ADVERSE CHANGE" means any material and adverse change in the business, Properties, financial condition or operations of the Borrower Entities in the aggregate.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Properties, financial condition or operations of the Borrower Entities taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Loan Documents to which it is a party or (iii) the material rights and remedies of the Agent and the Lenders under the Loan Documents.

         "MATURITY DATE" means June 30, 2003.

         "MAXIMUM LAWFUL AMOUNT" means the maximum lawful amount of interest, loan charges, commitment fees or other charges that may be assessed under Georgia law or, if higher, under applicable federal law.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor or assignee in the business of rating securities.

         "MULTI-YEAR COMMITMENTS" means the total of all commitments of those lenders party to the Multi-Year Loan Agreement in effect from time to time.

         "MULTI-YEAR LENDERS" means the lenders that are from time to time party to the Multi-Year Loan Agreement.

         "MULTI-YEAR LOAN AGREEMENT" means that certain Second Amended and Restated Loan Agreement (Multi-Year Facility) dated as of the Closing Date among the Borrower, Bank of America, N.A., as agent and the lenders party thereto, as amended, modified, supplemented, extended, renewed or restated from time to time.

         "MULTI-YEAR LOANS" means those loans advanced under the Multi-Year Loan Agreement.

         "MULTI-YEAR OBLIGATIONS" means the obligations of the Borrower to repay the Multi-Year Loans and all other obligations of the Borrower and the Borrower Entities to the lenders and agent under the Multi-Year Loan Agreement and all other documents and agreements related thereto.

         "NET PROCEEDS" means the aggregate cash proceeds (including cash actually received by way of deferred payment pursuant to a promissory note, receivable or otherwise) received by the Borrower or any Borrower Entity of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs and expenses (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, the amount necessary to retire any Debt secured by a Permitted Encumbrance (ranking senior to any Lien of the Collateral Agent) on the related Property; it being understood that "Net Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Borrower Entity in any Asset Disposition, Equity Issuance or Debt Issuance.

         "NON-GUARANTOR SUBSIDIARY" means any Subsidiary of the Borrower that is not a Guarantor.

         "NON-OPINION SUBSIDIARIES" means those wholly owned Domestic Subsidiaries of the Borrower for which the Agent has not received a legal opinion (in form and substance reasonably satisfactory to the Agent) from outside counsel to the Credit Parties, and "NON-OPINION SUBSIDIARY" means any one of them.

         "NOTE" OR "NOTES" means the Revolving Credit Notes, individually or collectively, as appropriate.

         "OBLIGATIONS" means (i) the present and future obligations of the Borrower to the Lenders to repay the Loans and all other obligations of the Borrower and the other Borrower

Entities to the Lenders and to the Agent, whenever arising, under this Agreement and the other Loan Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to the Borrower or any other Borrower Entity, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and (ii) the present and future obligations of the Borrower to any Lender or any Affiliate of a Lender with respect to any Interest Rate Swap Obligations.

         "OPERATING LEASES" means leases that are not Capital Leases.

         "PARTICIPATION INTEREST" means a purchase by a Lender of a participation in any Loans as provided in Section 9.8.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ACQUISITION" means the acquisition for consideration no greater than fair market value (as determined by the Board of Directors of the applicable Borrower Entity in good faith) (by asset purchase, stock purchase, merger or otherwise) by a Borrower Entity of at least a majority of the Capital Stock of another Person, or of substantially all of the assets of another Person, or of substantially all of the assets of another Person used by that Person in a distinct line of business or a distinct geographic or other division of its business (it being acknowledged that medical records and certain other professional assets that are required by Law to be owned by a Provider are not acquired in these transactions), which meets the following criteria:

                  (a) The line of business engaged in by the acquired Person, or the line of business in which the acquired assets were and are utilized, must be within the Borrower's Line of Business.

                  (b) There may exist no Default or Event of Default at the time of the acquisition or after giving effect to the acquisition including, but not limited to, any Event of Default resulting from the breach of any financial covenant contained in this Agreement.

                  (c) The consent of the Required Lenders shall be required as to any single acquisition for which the Cash Consideration and non-cash consideration (including without limitation, any Debt issued to finance any such acquisition, any Capital Stock issued to finance any such acquisition and any assumption of liabilities) exceeds $25,000,000.

                  (d) After giving effect to such acquisition, the aggregate of
         (i) the Cash Consideration and non-cash consideration (including without limitation, any Debt issued to finance any such acquisition, any Capital Stock issued to finance any such acquisition and any assumption of liabilities) for all acquisitions (excluding all Permitted Equity Investments and Permitted Stock Purchases) in any fiscal year plus (ii) all Permitted Equity Investments in such fiscal year plus (iii) all Permitted Stock Purchases in such fiscal year shall not exceed $100,000,000.

                  (e) The Agent shall have received all items in respect of the Capital Stock acquired in the acquisition required to be delivered by
         Section 5.23.

                  (f) In the case of any acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such Person shall have duly approved the acquisition.

                  (g) The representations and warranties made by the Credit Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of the acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date.

                  (h) With respect to any single acquisition for which the Cash Consideration and non-cash consideration (including without limitation, any Debt issued to finance any such acquisition, any Capital Stock issued to finance any such acquisition and any assumption of liabilities) exceeds $10,000,000, within fifteen (15) days after the date of closing of such acquisition, (i) the Borrower shall have delivered to the Agent, a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, the Borrower shall be in compliance with all of the covenants set forth in Article VII and (ii) the Borrower shall provide the Lenders with (A) a description of the operating profile of the target, (B) a description of the terms of the acquisition (including, but not limited to, the purchase price and method and structure of payment thereof), and (C) historical financial statements of the target for the most recent two fiscal years and for any subsequent interim periods.

         "PERMITTED DIVIDENDS" means (a) dividends or distributions by any Borrower Entity which is not wholly owned (directly or indirectly) by the Borrower to shareholders, members or partners of such Borrower Entity; provided, that, such dividends or distributions are made by such Borrower Entity with positive cash flow generated by such Borrower Entity and (b) dividends or distributions by any Borrower Entity which is not wholly owned (directly or indirectly) by the Borrower to shareholders, members or partners of such Borrower Entity; provided, that, such dividends or distributions are made with proceeds received from the sale of the Capital Stock of such Borrower Entity or all or substantially all of the assets of such Borrower Entity in accordance with the terms of Section 6.7(iii).

         "PERMITTED ENCUMBRANCES" means all of the following:

                  (a) Encumbrances securing the payment of (i) any of the Obligations and (ii) any of the Multi-Year Obligations.

                  (b) Encumbrances securing taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if the Borrower has made reserve therefor as required by GAAP.

                  (c) Mechanics', repairmen's, materialmen's, warehousemen's, landlords' and other like liens arising by operation of law securing accounts that are not delinquent.

                  (d) Encumbrances on real property used by the Borrower not securing monetary obligations, provided that the Encumbrances are of a type customarily placed on real property and do not materially impair the value of the affected property.

                  (e) Pledges or deposits in the ordinary course of business to secure nondelinquent obligations under insurance programs, workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts entered into in the ordinary course of business.

                  (f) Encumbrances arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds.

                  (g) Encumbrances arising by operation of law relating to bankers' liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, provided that the Borrower Entity has no contractual obligation to maintain any account with the creditor institution.

                  (h) Encumbrances on Property securing purchase money Debt (including Capital Leases and Synthetic Leases) permitted by Section 6.1, provided that any such Encumbrance attaches to such Property concurrently with or within 90 days after the acquisition thereof.

                  (i) Encumbrances securing judgments that themselves do not give rise to an Event of Default.

         "PERMITTED EQUITY INVESTMENT" means (a) any equity interest owned directly by any Borrower Entity in any Person which is not a Borrower Entity as of the Closing Date and (b) any capital contribution, purchase or other acquisition of Capital Stock not constituting a Permitted Acquisition by any Borrower Entity in any Person which is not a Borrower Entity subsequent to the Closing Date; provided, that (i) such Person is engaged only in activities included in the Borrower's Line of Business, (ii) the capital contributions, purchases or other acquisitions of Capital Stock not constituting Permitted Acquisitions made in any such Person in a single transaction shall not exceed $25,000,000 and (iii) after giving effect to any such capital contribution, purchase or other acquisition of Capital Stock not constituting a Permitted Acquisition, the aggregate of (x) the Cash Consideration and non-cash consideration (including without limitation, any Debt issued to finance any such acquisition, any Capital Stock issued to finance such acquisition and any assumption of liabilities) for all Permitted Acquisitions in any fiscal year plus (y) all capital contributions, purchases or other acquisitions of Capital Stock not constituting a Permitted Acquisition by Borrower Entities in Persons that are not Borrower Entities pursuant to this subclause (b) in such fiscal year and (z) all Permitted Stock Purchases in such fiscal year, shall not exceed $100,000,000.

         "PERMITTED STOCK PURCHASES" means any purchase of the Capital Stock of any Borrower Entity which is not wholly-owned (directly or indirectly) by the Borrower in an amount not to exceed $25,000,000 in any single transaction; provided, that, after giving effect to any such purchase of Capital Stock, the aggregate of (i) the Cash Consideration and non-cash consideration (including without limitation, any Debt issued to finance any such acquisition, any Capital Stock issued to finance any such acquisition and any assumption of liabilities) for all Permitted Acquisitions in any fiscal year plus (ii) all Permitted Equity Investments in such fiscal year plus (iii) all purchases of Capital Stock of any Borrower Entity which is not wholly-owned (directly or indirectly) by the Borrower in such fiscal year, shall not exceed $100,000,000.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government, governmental agency or political subdivision thereof, or any other form of entity.

         "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the IRC applies.

         "PRACTICE" means a dialysis clinic or laboratory or a nephrology medical practice. Whenever in this Agreement "Practice" is used in describing an acquisition by a Borrower Entity, and if the reference relates to a medical practice, such reference is to the acquisition of the assets used in the operation of the Practice that can lawfully be acquired by such Borrower Entity or to the acquisition of the stock of a corporation that owns, as of the time of purchase, only those assets that can be lawfully acquired by such Borrower Entity

         "PRICING TIER DETERMINATION DATE" means the fifth (5th) Business Day following the date by which the Borrower is required to provide to the Agent and the Lenders financial reports and certifications as required by Section 5.3 hereof that contain a calculation of, and information sufficient to support the calculation of, the Leverage Ratio for the preceding four fiscal quarters.

         "PRIME RATE" means, for any day, the rate per annum in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "PRO FORMA COMPLIANCE CERTIFICATE" means a certificate of the chief financial officer of the Borrower delivered to the Agent in connection with a Permitted Acquisition and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a pro forma basis, of the financial covenants set forth in Article VII.

         "PRO RATA" OR "PRO RATA SHARE" refer to the apportionment among the Lenders according to their respective Commitments at the time of determination; provided, however, only for the purpose of making distributions of funds received after the maturity of the Loans (by acceleration or otherwise), "Pro Rata" or "Pro Rata Share" shall refer to the apportionment among the Lenders according to their respective Commitments and also taking into account any Interest Rate Swap Obligations that may then be due to them from the Borrower.

         "PROPERTY" OR "PROPERTIES" means any interest in any kind of property, whether real, personal, or mixed, or tangible or intangible.

         "PROVIDER" means a nephrologist who performs professional services respecting a Practice that is either managed by a Borrower Entity or the assets of which are owned by a Borrower Entity.

         "REGISTER" shall have the meaning given to such term in Section 9.10.

         "REGULATION D, T, U OR X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "REQUIRED LENDERS" means the Lenders holding more than sixty-six and two-thirds percent (662/3%) of (i) the Total Commitments on the date of determination or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that the Commitment of any Lender not then in compliance with its obligations hereunder (as determined by the Agent) shall be excluded from the determination of the Required Lenders.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Borrower Entity, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Borrower Entity, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Borrower Entity, now or hereafter outstanding.

         "REVOLVING CREDIT NOTE" means any of the Revolving Credit Notes referred to in Section 2.3 hereof .

         "S & P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee in the business of rating securities.

         "SECURITY AGREEMENT" means that certain Amended and Restated Equity Interests Security Agreement dated as of the Closing Date in the form of Exhibit 3.1.1(e) executed by each of the Credit Parties and the Collateral Agent, as amended, modified, restated or supplemented from time to time.

         "SELLER" means the owner or owners of a Practice that is acquired by a Borrower Entity.

         "SERVICE AGREEMENT" means one of those service or management agreements now in effect or hereafter entered into by a Borrower Entity and Sellers in connection with the management of nephrology practices.

         "SOLVENT" means, as to any Person, that as of any date of determination, (i) the then fair value of the assets of such Person is (a) greater than the then total amount of liabilities (including subordinated liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business, and (iii) such Person has not incurred and does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

         "SUBSIDIARY" means any present or future corporation or other entity at least a majority of whose outstanding voting stock or other voting securities shall at the time be owned directly or indirectly by one or more Borrower Entities or which is owned to a lesser degree but which is sufficiently controlled by the Borrower Entities that the owned entity is required to be reported with the other Borrower Entities on a consolidated basis under GAAP.

         "SYNTHETIC LEASE" means any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

         "TOTAL CAPITALIZATION RATIO" means, as of any day, with respect to the Borrower Entities on a consolidated basis, the ratio of (i) Total Funded Debt of the Borrower Entities to (b) the sum of Total Funded Debt of the Borrower Entities plus Consolidated Net Worth.

         "TOTAL COMMITMENTS" means the total amount of all Commitments in effect from time to time.

         "TOTAL FUNDED DEBT" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person (including earnout obligations),
(e) the implied principal component of all obligations of such Person under Capital Leases, (f) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time on or prior to the Termination Date, (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (j) all Total Funded Debt of others secured by (or for which the holder of such Total Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but only to the extent of the value of such Property, (k) all Guaranty Obligations of such Person with respect to Total Funded Debt of another Person and (l) the Total Funded Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Total Funded Debt is recourse to such Person.

         "UCC" means the Uniform Commercial Code as adopted in Georgia, as it may be amended from time to time.

         "UNUSED REVOLVING COMMITMENTS" means, for any period, the amount by which (a) the then applicable Total Commitments exceed (b) the daily average sum for such period of the outstanding aggregate principal amount of all Loans.

         "WHOLLY-OWNED SUBSIDIARY" means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

         1.2      TERMS GENERALLY.

                  1.2.1 Computations; Accounting Principles. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to
         Section 5.3 (or, prior to the delivery of the first financial statements pursuant to Section 5.3., consistent with the financial statements as at December 31, 2001); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall object to determining such compliance on such basis in writing within 60 days after delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                  Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Article VII and for purposes of the definition of "Applicable Commitment Fee", "Applicable LIBO Rate Margin" and "Applicable Base Rate Margin" set forth in Section 1.1, in connection with any Permitted Acquisition, income statement and balance sheet items (whether positive or negative) attributable to the Property acquired in any Permitted Acquisition and any Debt incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition shall be included to the extent relating to any period applicable in such calculations occurring after the date of such Permitted Acquisition (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such Permitted Acquisition, (i) such Permitted Acquisition and any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition (a) shall be deemed to have occurred on the first day of the four fiscal quarter period immediately preceding the date of such Permitted Acquisition and (b) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination).

                  1.2.2 Gender and Number. Words used herein indicating gender or number shall be read as context may require.

                  1.2.3 References Include Successors. References herein to specific Laws, regulatory bodies, parties or agreements also refer to any successor Laws, regulatory bodies, and parties, and to all modifications, extensions, renewals and restatements of agreements.

                  1.2.4 References to This Agreement. "Herein," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular provision hereof, unless otherwise expressly stated.


                               II. CREDIT FACILITY

         Upon the terms and subject to the conditions set forth in this Agreement, the Lenders hereby grant to the Borrower a revolving credit facility pursuant to which each Lender severally agrees to make Loans in accordance with the following terms and conditions of this Article II:

         2.1      AMOUNT OF LOANS.

         The aggregate principal amount of all outstanding Loans shall not exceed the total amount of the Commitments in effect from time to time. With respect to each Lender individually, such Lender's pro rata share of outstanding Loans shall not exceed such Lender' s Commitment.

         2.2      USE OF PROCEEDS OF LOANS.

         The proceeds of the Loans shall be used by the Borrower for Permitted Acquisitions, Capital Expenditures, working capital and other general corporate purposes related to the Borrower's Line of Business.

         2.3      REVOLVING CREDIT NOTES.

         Each Lender's Loans and the Borrower's obligations to repay such Loans shall be evidenced by separate Revolving Credit Notes executed by the Borrower payable to the order of such Lender in the form included as Exhibit 2.3 hereto.

         2.4      SEPARATE COMMITMENTS OF THE LENDERS.

         The Borrower acknowledges that each Lender's commitment to fund its portion of the Loans is made by each Lender severally, and neither the Agent nor any Lender shall be liable for the failure of another Lender to timely perform under this Agreement.

         2.5      ADVANCES OF LOANS.

         Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans, provided that the outstanding principal balance of the Loans shall not at any time exceed the respective amounts permitted under Section 2.1 above. Loans shall be disbursed as follows:

                  2.5.1    Advanced Pursuant to Borrowing Notices.

                           2.5.1(a) Applicability. Loans may consist of LIBOR
                  Loans, Base Rate Loans, or a combination thereof, and the funding thereof shall be subject to this Section 2.5.1.

                           2.5.1(b) Borrowing Notices. As long as the Borrower
                  meets the conditions for funding stated in this Agreement, the Borrower may submit requests for Loans ("Borrowing Notices") to the Agent. All requests shall be made in writing or by telephone, subject to such security procedures as the Agent may require from time to time (provided that all such telephonic notices shall be confirmed by written Borrowing Notices within one (1) Business Day) and shall specify the proposed disbursement date for the requested Loan; the amount of the Loan; the purpose of the Loan (characterized in accordance with Section 2.2 above); the type of Loan, i.e., LIBOR Loan or Base Rate Loan; and if a LIBOR Loan, the designated Interest Period. Each Borrowing Notice shall irrevocably obligate the Borrower to accept the Loan requested thereby. Borrowing Notices shall be in the form of Exhibit 2.5.l(b) hereto or such other form as the Agent may from time to time reasonably require.

                           2.5.1(c) Funding of Loans. The Lenders shall fund
                  their respective portions of requested Loans on the Banking Day (determined with a cutoff of 11:00 a.m. Charlotte, North Carolina time, as provided in the definition thereof) of the Agent's receipt of the Borrowing Notice, in the case of Base Rate Loans, and on the third (3rd) Banking Day following the Banking Day of Agent's receipt of the Borrowing Notice, in the case of LIBOR Loans. All funds shall be disbursed directly into an account maintained by the Borrower with the Agent. The Borrower agrees that if any Lender elects to fund any requested Loan(s) sooner after requested than is required hereunder, the Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at the Lender's sole option.

                           2.5.1(d) Base Rate Loan Limitations for Loans. Each
                  Loan that is a Base Rate Loan shall be in the minimum amount of $500,000.00 each and in multiples of $100,000.00.

                           2.5.1(e) LIBOR Loan Limitations. Individual LIBOR
                  Loans shall be in the minimum amount of $1,000,000.00 each and shall be requested in increments of $500,000.00. For purposes hereof, LIBOR Loans with different Interest Periods shall be considered as separate LIBOR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new single LIBOR Loan with a single Interest Period. No more than five (5) LIBOR Loans may be outstanding hereunder at any time.

                           2.5.1(f) Additional Limitation on LIBOR Interest
                  Periods. Notwithstanding anything to the contrary in this Agreement, if a Default or an Event of Default shall have occurred and be continuing, no additional LIBOR Loans may be created.

                  2.5.2 Conversion of Loans. The Borrower shall have the right, on prior notice to the Agent made in writing or by telephone, subject to such security procedures as the Agent may require from time to time (provided that all such telephonic notices shall be confirmed by written Borrowing Notices within one (1) Business Day), which notice shall be given three (3) Banking Days (determined with a cutoff of 11:00 a.m. Charlotte, North Carolina time, as provided in the definition thereof) prior to the date of any requested conversion, to convert any Base Rate Loan or LIBOR Loan into a Loan of another type, or to continue any LIBOR Loan for another Interest Period, subject in each case to the following:

                           2.5.2(a) Application of Loans. Each conversion shall
                  be effected by applying the proceeds of the new LIBOR Loan and/or Base Rate Loan, as the case may be, to the Loans (or portion thereof) being converted.

                           2.5.2(b) Notices of Conversions. Each notice pursuant
                  to this 2.5.2(b) shall be irrevocable and shall refer to this Agreement and specify the identity and principal amount of the particular Loans that the Borrower requests be converted or continued; if such notice requests conversion, the date of such conversion (which shall be a Business Day); and if a Loan is to be converted to a LIBOR Loan or a LIBOR Loan is to be continued, the Interest Period with respect thereto. No LIBOR Loan shall be converted at any time other than at the end of the Interest Period applicable thereto, except in accordance with Section 2.11 hereof. Conversion notices shall be in the form attached as
                  Exhibit 2.5.1(b) hereto.

                  2.5.3 Absence of Election. In the event that the Borrower shall not give notice to continue any LIBOR Loan for a subsequent period, such LIBOR Loan (unless repaid) shall automatically be converted into a Base Rate Loan. If the Borrower fails to specify in any Borrowing Notice the type of borrowing or, in the case of a LIBOR Loan, the applicable Interest Period, the Borrower will be deemed to have requested a Base Rate Loan. If the Agent reasonably believes that any failure by the Borrower to specify the type of borrowing or the applicable Interest Period shall have resulted from failure of communications equipment or clerical error, then prior to funding any such borrowing Agent shall use reasonable efforts to obtain confirmation from the Borrower of the contents of such Borrowing Notice; provided, however, in the absence of prompt confirmation by the Borrower which specifies the type of borrowing and/or the applicable Interest Period, the Borrower will be deemed to have requested a Base Rate Loan. Notwithstanding anything to the contrary contained above, if a Default or Event of Default shall have occurred and be continuing, no LIBOR Loan may be continued and no Base Rate Loan may be converted into a LIBOR Loan.

                  2.5.4 Implied Representations Upon Request for Loan. Upon making any request for any Loan, the Borrower shall be deemed to have warranted to the Agent and the Lenders that all conditions to funding set forth in Article III hereof are satisfied and that all warranties made herein are true and shall be true as of the funding of the requested Loan, subject to exception for warranties that speak to a specific date or for which the underlying facts have changed pursuant to transactions permitted under this Agreement.

                  2.5.5 Advance Not Waiver. Any Lender's making of any Loan that it is not obligated to make under any provision of Article III hereof or any other provision hereof shall not be construed as a waiver of such Lender's right to withhold future Loans, notify the Agent of an Event of Default, or otherwise demand strict compliance with this Agreement.

                  2.5.6 Draws by Debit Memorandum. The Agent may cause the Lenders to draw amounts that may be available under the Loans to pay any Obligation that is not otherwise timely paid.

         2.6      INTEREST.

         Interest shall accrue on each Loan as follows:

                  2.6.1 Base Rate Loans. Interest shall accrue on each Base Rate Loan at an annual rate equal to the Alternate Base Rate plus the Applicable Base Rate Margin, said rate to change contemporaneously with any change in the Alternate Base Rate or the Alternate Base Rate Margin.

                  2.6.2 LIBOR Loans. Interest shall accrue on each LIBOR Loan at a rate equal to the LIBO Rate for the selected Interest Period plus the Applicable LIBO Rate Margin, said rate to change contemporaneously with any change in the LIBO Rate Margin.

                  2.6.3 Calculation of Interest. Interest for both Base Rate Loans and LIBOR Loans shall be computed on the basis of a 360-day year counting the actual number of days elapsed. Interest shall accrue on the Business Day a Loan is extended and shall accrue to but not including the Banking Day that payment is received by the Agent in immediately available funds.

                  2.6.4 Default Rate. Notwithstanding the foregoing, upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall be charged at the Default Rate, regardless of whether the Lenders have elected to exercise any other remedies available to the Lenders, including, without limitation, acceleration of the maturity of the outstanding principal of the Loans.

                  2.6.5 Payment of Interest. Interest for Base Rate Loans and LIBOR Loans shall be due and payable in arrears, without notice, on each Interest Payment Date.

                  2.6.6 Usury-Savings Provision. It is the intention of the parties that all charges under or in connection with this Agreement and the Obligations, however denominated, and including (without limitation) all interest, commitment fees, late charges and loan charges, shall be limited to the Maximum Lawful Amount. Such charges hereunder shall be characterized and all provisions of the Loan Documents shall be construed as to uphold the validity of charges provided for therein to the fullest possible extent. Additionally, all charges hereunder shall be spread over the full permitted term of the Obligations for the purpose of determining the effective rate thereof to the fullest possible extent, without regard to prepayment of or the right to prepay the Obligations. If for any reason whatsoever, however, any charges paid or contracted to be paid in respect of the Obligations shall exceed the Maximum Lawful Amount, then, without any specific action by the Lenders, the Agent or the Borrower, the obligation to pay such interest and/or other charges shall be reduced to the Maximum Lawful Amount in effect from time to time, and any amounts collected by the Lenders that exceed the Maximum Lawful Amount shall be applied to the reduction of the principal balance of the Obligations and/or refunded to the Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Obligations exceed the Maximum Lawful Amount. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between the Borrower and the Lenders with respect to the Obligations.

         2.7      ALTERNATE RATE OF INTEREST IF LIBOR UNAVAILABLE.

         In the event, and on each occasion, that on the date of commencement of any Interest Period for a LIBOR Loan, a Lender shall have determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market; (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lender of making or maintaining such LIBOR Loan during such Interest Period; or (iii) that reasonable means do not exist for ascertaining the LIBO Rate, the Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Borrower and the Agent. In the event of any such determination, any request by the Borrower for a LIBOR Loan under this Agreement shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by a Lender hereunder shall be conclusive absent manifest error.

         2.8      CHANGE IN CIRCUMSTANCES.

                  2.8.1 Imposition of Requirements. Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable Laws or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of Law) shall change the basis of taxation of payments to a Lender under any LIBOR Loan made by the Lender or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income, gross receipts or added value of a Lender by the country in which the Lender is located, or by the jurisdiction in which a Lender has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on LIBOR Liabilities) or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender or shall impose on a Lender or the London Interbank Market any other condition affecting this Agreement or LIBOR Loans made by a Lender, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining its LIBOR Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the affected Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate the Lender for such additional costs of reduction.

                  2.8.2 Other Changes. If either (i) the introduction of, or any change in, or in the interpretation of, any United States or foreign Law; or (ii) compliance with any directive, guidelines or request from any central bank or other United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, affects or would affect the amount of capital required or expected to be maintained by a Lender (or any lending office of a Lender) or any corporation directly or indirectly owning or controlling a Lender (or any lending office of a Lender) based upon the existence of this Agreement, and the Lender shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder (including its commitment) to a level below that which the Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account that Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by the Lender (in its sole discretion) to be material, then, from time to time, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction attributable to making, funding and maintaining its commitment and Loans hereunder.

                  2.8.3 Computation of Amounts. A certificate of a Lender setting forth the basis and method of computation of such amount or amounts specified in Sections 2.8.1 and 2.8.2 hereof as shall be necessary to compensate the Lender (or its participating banks) as specified above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error; provided however, that the Borrower shall be responsible for compliance herewith and the payment of increased costs only to the extent that (i) any change in Laws giving rise to increased costs occurs after the date of this Agreement; (ii) such increased costs are imposed by the Lender on all other borrowers similarly situated with the Borrower; and (iii) the Lender gives notice of the change giving rise to increased costs within ninety (90) Business Days after the Lender has, or with reasonable diligence should have had, knowledge of the change, or else the Lender can only collect costs from and after the date of the notice. Subject to the foregoing, the Borrower shall pay the affected Lender the amount shown as due on any such certificate within ten (10) Business Days after its receipt of such certificate.

                  2.8.4 No Duty to Contest. The protection of this Section 2.8 shall be available to a Lender regardless of any possible contention of invalidity or inapplicability of the Law or condition that shall have been imposed. Should a Lender assess any charge to the Borrower under this Section 2.8, and provided that the Borrower pays the assessment to the affected Lender, the Borrower may within ninety (90) days after receiving notice of such assessment undertake, at the Borrower's own expense, any contest of the matters giving rise to the charge that may, in the opinion of the Borrower's independent counsel issued to the affected Lender, and concurred in by counsel to the Lender, have a reasonable chance of success, provided further that the contest would not require the assertion of any position contrary to a position taken by the Lender generally with taxing or regulatory authorities or any other involved parties and that there does not exist any other circumstance that would disadvantage the Lender in the event of such contest, as the affected Lender may determine in its discretion. The affected Lender shall offer reasonable participation to the Borrower for the purpose of enabling the Borrower to pursue the contest of such issue, with all expenses, including fees and expenses of the affected Lender's counsel, to be paid by the Borrower.

         2.9      CHANGE IN LEGALITY OF LIBOR LOANS.

         Notwithstanding anything to the contrary herein contained, if any change in any Law or in interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for a Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower, the Lender may (i) declare that LIBOR Loans will not thereafter be made by the Lender hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from the Lender hereunder unless such declaration is subsequently withdrawn; and (ii) require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans, in which event (a) all such LIBOR Loans shall be automatically converted to Base Rate Loans (but without imposition of any additional breakage fee or other charge that would normally become due under Section 2.11 hereof) as of the effective date of such notice, and (b) all payments and prepayments of principal that would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such LIBOR Loans. Under such circumstances, a borrowing request for a LIBOR Loan shall be regarded, as to the Lender who has given notice under this Section 2.9, a request for a Base Rate Loan, and as to all other Lenders, it shall be regarded as a request for a LIBOR Loan. For purposes of this Section 2.9, a notice to the Borrower by the Lender pursuant to (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Borrower.

         2.10     PRINCIPAL REPAYMENT.

         The principal amount of all Loans shall become due and payable in full on the Maturity Date or the earlier acceleration of the Loans in accordance with the terms of this Agreement.

         2.11     PREPAYMENT OF LIBOR LOANS.

                  2.11.1 Notice of LIBOR Loan Prepayment. The Borrower may, upon three (3) Banking Days' prior written notice to the Agent (with a Banking Day cutoff of 11:00 a.m. Charlotte, North Carolina time, as provided in the definition thereof), and upon payment of all applicable premiums set forth in Section 2.11.3 hereof, prepay any outstanding LIBOR Loans prior to any Interest Payment Date for such LIBOR Loans, in whole or in part. Each notice of prepayment of any LIBOR Loan shall specify the date and amount of such prepayment and shall be irrevocable.

                  2.11.2 Amount of LIBOR Loan Prepayment. Each partial prepayment of any LIBOR Loan shall be in an aggregate principal amount which is the lesser of (i) the then outstanding principal balance of the one or more LIBOR Loans to be prepaid, or (ii) $500,000.00 or a larger integral multiple of $100,000.00. Interest on the amount prepaid accrued to the prepayment date shall be paid on such date.

                  2.11.3 LIBOR Loan Breakage Costs. The Borrower shall indemnify, defend and hold harmless each Lender against any loss or expense that a Lender may incur in connection with the prepayment of a LIBOR Loan, the Borrower's failure to borrow or to pay when it stated it would do so, including, but not limited to, the fees or charges customarily included in "breakage costs" that may result to a Lender from the early repayment of a LIBOR Liability, which costs may be calculated by a Lender as though the Loan(s) retired by the Borrower's prepayment had been match-funded with a corresponding LIBOR Liability, whether or not the Lender manages its LIBOR

         Liabilities on a loan-by-loan basis. Additionally, upon prepayment of any LIBOR Loan on a date other than the relevant Interest Payment Date for such borrowing, the Borrower shall pay to the Lenders, in addition to all other payments then due and owing the Lenders, premiums which shall be equal to an amount, if any, reasonably determined by the Agent to be the difference between the rate of interest then applicable to the relevant LIBOR Loan and the yield the Lenders would receive upon reinvestment of so much of the relevant LIBOR Loans as is prepaid for the remainder of the term of the relevant LIBOR Loan or Loans- Anything in this Section 2.11.3 to the contrary notwithstanding, the premiums payable upon any such prepayment shall not exceed the amount, if any, determined by the Agent to be the difference between the rate of interest then applicable to the relevant LIBOR Loan and the yield that the Lenders could receive upon reinvestment in the "Floor Reinvestment" of so much of the relevant LIBOR Loan as is prepaid for the remainder of tile term of the relevant LIBOR Loan. For purposes hereof, "Floor Reinvestment" shall mean an investment for the time period from the date of such prepayment to the end of the relevant Interest Period applicable to such LIBOR Loan at an interest rate per annum equal to the Federal Funds Rate on the date of such prepayment. All determinations, estimates, assumptions, allocations and the like required for the determination of such premiums shall be made by the Agent in good faith and shall be presumed correct absent manifest error.

         2.12     PREPAYMENT OF BASE RATE LOANS.

         The Borrower may at any time prepay any outstanding Base Rate Loans prior to the Maturity Date in whole or in part without premium or penalty upon at least one Business Day's prior notice to the Agent. All such prepayments shall be made in minimum amounts of $500,000.00 and in increments of $100,000.00 each.

         2.13     MANDATORY PREPAYMENTS.

                  2.13.1   Commitments.

                  2.13.1 Total Commitments. If at any time, the sum of the aggregate principal amount of outstanding Loans shall exceed the aggregate amount of the Total Commitments, the Borrower immediately shall prepay the Loans in an amount sufficient to eliminate such excess.

                  2.13.2 Asset Dispositions. Promptly (and in any event within 5 Business Days) after the occurrence of any Asset Disposition, the Borrower shall prepay the Loans and the Multi-Year Loans (on a pro rata basis) in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of the related Asset Disposition (such prepayment to be applied as set forth in Section 2.13.5 below).

                  2.13.3 Issuances of Equity. Promptly (and in any event within 5 Business Days) after the receipt by any Credit Party of proceeds from any Equity Issuance (other than (a) equity issued by the Borrower to (i) employees, officers and directors of any Borrower Entity and (ii) those consultants of any Borrower Entity holding options to purchase

         Capital Stock of the Borrower as of the Closing Date and (b) equity issued by a Credit Party as consideration for a Permitted Acquisition), the Borrower shall prepay the Loans and the Multi-Year Loans (on a pro rata basis) in an aggregate amount equal to 100% of the Net Proceeds of such Equity Issuance (such prepayment to be applied as set forth in Section 2.13.5 below).

                  2.13.4 Debt Issuances. Immediately upon receipt by any Borrower Entity of proceeds from any Debt Issuance, the Borrower shall prepay the Loans and the Multi-Year Loans (on a pro rata basis) in an aggregate amount equal to 100% of the Net Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in Section 2.13.5 below).

                  2.13.5 Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.13 shall be applied as follows: (a) with respect to all amounts prepaid pursuant to Section 2.13.1, to Loans, (b) with respect to all amounts prepaid pursuant to Sections 2.13.2 and 2.13.4, pro rata to (i) the Loans (with a corresponding reduction in the Total Commitments) and (ii) the Multi-Year Loans and LOC Obligations (as defined in the Multi-Year Loan Agreement) in the manner set forth in the Multi-Year Loan Agreement and
         (c) with respect to all amounts prepaid pursuant to Section 2.13.3, pro rata to (i) the Loans and (ii) the Multi-Year Loans and LOC Obligations (as defined in the Multi-Year Loan Agreement) in the manner set forth in the Multi-Year Loan Agreement. Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to LIBOR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.13 shall be subject to
         Section 2.11.3 and accompanied by interest on the principal amount prepaid through the date of prepayment.

         2.14     REDUCTION OF COMMITMENT.

                  2.14.1 Voluntary Reduction. The Borrower shall have the right permanently to reduce the amount of the Total Commitments, at any time and from time to time, in any amount of at least $5,000,000.00 and in an integral multiple of $1,000,000.00, which reduction shall reduce each Lender's Commitment on a Pro Rata basis; provided, that, no such termination or reduction shall be made which would cause the sum of the aggregate principal amount of outstanding Loans to exceed the aggregate amount of the Total Commitments. Any reduction by the Borrower shall take effect on a date specified in a written notice to the Agent that is at least ten (10) Business Days after the date the Agent receives such notice. Upon any reduction, the Borrower shall immediately pay the Agent any breakage costs or other such charges due under other provisions of this Agreement as a result of the early payment of any LIBOR Loan in connection with the reduction of the Total Commitments. Following such reduction, the nonusage fee provided for in Section
         2.15.1 shall be calculated with respect to the Total Commitments as so reduced from the effective date of the reduction.

                  2.14.2 Mandatory Reductions. The Total Commitments automatically shall be permanently reduced from time to time in accordance with the terms of Section 2.13.

                  2.14.3 Maturity Date. Subject to Section 2.14.4 and unless terminated sooner pursuant to Section 2.14.1 or Section 8.2.2, the Commitments of the Lenders shall automatically terminate on the Maturity Date.

                  2.14.4   Extension Option.

                           2.14.4(a) First Extension Option. The Borrower may,
                  by notice to the Lenders, given not more than 60 days and not less than 30 days prior to the first anniversary of the Closing Date request that the Lenders extend the Maturity Date for an additional 364 days from the existing Maturity Date. Each Lender shall, by notice to the Borrower and the Agent given not later than the 15th day prior to the first anniversary of the Closing Date, advise the Borrower whether or not it agrees to extend the Maturity Date for an additional 364 days. Each decision by a Lender shall be in the sole discretion of such Lender, and any Lender that has not so advised the Agent by the 15th day prior to the first anniversary of the Closing Date shall be deemed to have declined to agree to such extension. If all of the Lenders timely agree in writing to extend the existing Maturity Date for an additional 364 day period, then the Maturity Date shall be automatically extended to the date 364 days from the existing Maturity Date.

                           2.14.4(b) Second Extension Option. The Borrower may,
                  by notice to the Lenders, given not more than 60 days and not less than 30 days prior to the second anniversary of the Closing Date request that the Lenders extend the Maturity Date for an additional 364 days from the existing Maturity Date. Each Lender shall, by notice to the Borrower and the Agent given not later than the 15th day prior to the second anniversary of the Closing Date, advise the Borrower whether or not it agrees to extend the Maturity Date for an additional 364 days. Each decision by a Lender shall be in the sole discretion of such Lender, and any Lender that has not so advised the Agent by the 15th day prior to the second anniversary of the Closing Date shall be deemed to have declined to agree to such extension. If all of the Lenders timely agree in writing to extend the existing Maturity Date for an additional 364 day period, then the Maturity Date shall be automatically extended to the date 364 days from the then existing Maturity Date.

         2.15     COMMITMENT FEE.

                  The Borrower shall pay to the Agent for distribution to the Lenders Pro Rata an additional commitment fee on the Unused Revolving Commitments, such fee to accrue beginning on the date that Agent confirms in writing that all conditions to the initial advance provided under Section 3.1 of this Agreement have been satisfied or waived. This fee shall be determined by applying the Applicable Commitment Fee (applied on the basis of a 360-day year) to the Unused Revolving Commitments. The commitment fee shall be paid in arrears on each Interest Payment Date applicable to Base Rate Loans. This commitment fee is not refundable.

         2.16     PAYMENTS.

                  Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, at the Agent's office specified in Section 10.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 9.5). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of LIBOR Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.


                            III. CONDITIONS PRECEDENT

         3.1      CLOSING CONDITIONS.

         The obligations of the Lenders to enter into this Agreement shall be subject to the satisfaction of the following conditions:

                  3.1.1 Loan Documents. The Borrower shall have delivered to the Agent the following documents, fully executed and in form and substance acceptable to the Agent and the Lenders:

                           3.1.1(a) Loan Agreement.  This Agreement.

                           3.1.1(b) Revolving Credit Notes. The Revolving Credit
                  Notes issued by the Borrower payable to the order of each of the respective Lenders in the maximum principal amounts of the Lenders' respective Commitments.

                           3.1.1(c) Guaranty Agreement. The Guaranty Agreement
                  executed by all wholly-owned Domestic Subsidiaries of the Borrower.

                           3.1.1(d) Pledge of Equity Interests. The Security
                  Agreement, irrevocable proxies, blank stock powers, original stock certificates and financing statements deemed necessary by the Collateral Agent.

                           3.1.1(e) Pledge of Inter-Company Notes. The
                  Collateral Assignment granting to the Collateral Agent a first priority perfected security interest in all Inter-Company Notes, together with the original Promissory Notes evidencing those obligations, endorsed payable to the order of the Collateral Agent.

                           3.1.1(f) Charters. Copies of the articles of
                  incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           3.1.1(g) Bylaws. Copies of Bylaws, operating
                  agreements and other constituent and organizational documents of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           3.1.1(h) Certificates of Good Standing. Copies of
                  certificates of good standing or existence, as applicable with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization.

                           3.1.1(i) Resolutions. Copies of resolutions for each
                  Credit Party approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Person to be true and correct and in force and effect as of the Closing Date.

                           3.1.1(j) Incumbency. An incumbency certificate of
                  each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                           3.1.1(k) Consents. Written evidence of the final
                  issuance of any necessary consents of Governmental Authorities or other third parties to the execution, delivery and performance of all Credit Parties under the Loan Documents.

                           3.1.1(l) Opinions of the Borrower's Counsel. Opinions
                  of counsel with respect to the Borrower and those Subsidiaries identified on Schedule 3.1.1 in form and substance satisfactory to the Agent dated as of the Closing Date from counsel to the Credit Parties.

                           3.1.1(m) UCC Searches. Searches of the Uniform
                  Commercial Code filings in the state of incorporation or organization of the Borrower. Duly executed UCC financing statements for each appropriate jurisdiction as is necessary to perfect the Collateral Agent's security interest in the Collateral.

                           3.1.1(n) Payment of Fees and Expenses. Payment by the
                  Borrower to the Lenders and the Agent of all fees and expenses which are due and payable on the Closing Date.

                           3.1.1(o) Officer's Certificate. The Agent shall have
                  received a certificate or certificates executed by an executive officer of the Borrower dated as of the Closing Date, in form and substance satisfactory to the Agent, stating that (A) each Credit Party is in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Borrower Entity or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect and (D)(1) no Default or Event of Default exists and
                  (2) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects.

                           3.1.1(p) Other Documents. Such other documents as the
                  Agent may reasonably require.

                           3.1.2 Additional Conditions. The Borrower shall have satisfied the following additional conditions:

                           3.1.2(a) Warranties. All representations and
                  warranties set forth in the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects taking into account the funding of the requested Loan.

                           3.1.2(b) Covenants. All covenants made in the Loan
                  Documents must have been complied with in all material respects and shall have been complied with, taking into account the funding of the requested Loan.

                           3.1.2(c) Absence of Default. No Default or Event of
                  Default shall exist under this Agreement.

                           3.1.2(d) No Adverse Change. There must be no Material
                  Adverse Change since December 31, 2001.

                           3.1.2(e) Financial Information. The Agent and the
                  Lenders shall have received such financial information relating to the Borrower Entities as the Agent and the Lenders may reasonably require (including without limitation the Financial Statements).

                           3.1.2(f) Absence of Litigation. There must be no
                  action, suit, proceeding or investigation against any Borrower Entity before or through any Governmental Authority which, if adversely determined, would likely have a Material Adverse Effect.

         3.2      CONDITIONS TO ALL LOANS AND ISSUANCES.

         The Lenders shall not be obligated to make any Loan (including the initial advance), unless all of the following conditions are satisfied as of the time of the request and of funding or issuance:

                  3.2.1 Conditions to Initial Advance. All of the conditions in
         Section 3.1 hereof must have been satisfied as of the date of the initial advance hereunder.

                  3.2.2 Warranties. All representations and warranties made in the Loan Documents must be true in all material respects as of such date (except for those which expressly relate to an earlier date).

                  3.2.3 Covenants. All covenants made in the Loan Documents must have been complied with in all material respects and shall have been complied with in all material respects taking into account the funding of the requested Loan.

                  3.2.4 Absence of Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect to the requested Loan.

                  3.2.5 Material Adverse Change. There shall not have occurred a Material Adverse Change since the Borrower's most recent fiscal year-end.

                  3.2.6 Commitments. Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof), the sum of the aggregate outstanding principal amount of Loans shall not exceed the aggregate amount of the Total Commitments.

         The delivery of each Borrowing Notice shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in
Section 3.2.2, 3.2.3, 3.2.4, 3.2.5 and 3.2.6 above.

                       IV. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders and the Agent that:

         4.1      CAPACITY.

         Each Borrower Entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower Entity is qualified or authorized to do business in all jurisdictions in which its ownership of property or conduct of business requires such qualification or authorization or where thc failure to be so qualified or authorized would not have a Material Adverse Effect. Each Borrower Entity has the power and authority to own its Properties and to carry on its business as now being conducted and as proposed to be conducted after the execution hereof, to execute and deliver this Agreement and the other Loan Documents, and to perform its obligations hereunder and under the other Loan Documents.

         4.2      AUTHORIZATION.

         The execution, delivery and performance of this Agreement and the other Loan Documents by each Borrower Entity executing such documents has been duly authorized by all requisite action.

         4.3      BINDING OBLIGATIONS.

         This Agreement and the other Loan Documents, when executed and delivered to the Agent and the Lenders, will be, legal, valid and binding upon each Borrower Entity who is a party thereto, enforceable in accordance with its respective terms, subject only to principles of equity and laws applicable to creditors generally, including bankruptcy laws.

         4.4      NO CONFLICTING LAW OR AGREEMENT.

         The execution, delivery and performance of this Agreement and the other Loan Documents by each Borrower Entity does not constitute a breach of or default under, and will not violate or conflict with, any provisions of the corporate charter or other constituent documents of a Borrower Entity; any contract, financing agreement, lease, or other agreement to which a Borrower Entity is a party or by which its Properties may be affected, the violation of which would have a Material Adverse Effect; or any Law to which a Borrower Entity is subject or by which its Properties may be affected, the violation of which would have a Material Adverse Effect; nor will the same result in the creation or imposition of any Encumbrance upon any Property of any Borrower Entity, other than those contemplated by the Loan Documents.

         4.5      NO CONSENT REQUIRED.

         The execution, delivery, and performance of this Agreement and the other Loan Documents by the Borrower Entities do not require the consent or approval of or the giving of notice to any Person except for those consents which have been duly obtained and are in full force and effect on the date hereof and others, if any, which by their omission would not result in a Material Adverse Effect.

         4.6      FINANCIAL STATEMENTS.

         The Financial Statements and the financial statements delivered to the Lenders pursuant to Section 5.3.1 and 5.3.2, are complete and correct, have been prepared in accordance with GAAP, and present fairly the financial condition and results of operations of the Borrower Entities as of the date and for the period stated therein, subject to year-end adjustments. No Material Adverse Change has occurred since December 31, 2001. The Borrower acknowledges that the Lenders have advanced (or shall advance) the Loans in reliance upon the Financial Statements.

         4.7      FISCAL YEAR.

         The Borrower's fiscal year ends on December 31 of each year.

         4.8      LITIGATION.

         There is no litigation, arbitration, legal or administrative proceeding, tax audit, investigation, or other action or proceeding of any nature pending against any Borrower Entity or any of its Properties which, if adversely determined, would likely have a Material Adverse Effect, and there is no litigation, arbitration, legal or administrative proceeding, tax audit, investigation, or other action or proceeding of any nature threatened in writing against a Borrower Entity which, if adversely determined, would have a Material Adverse Effect. No Borrower Entity is subject to any outstanding court, arbitral or administrative order, writ or injunction. To the best of the Borrower's knowledge, information and belief, no facts exist under which third parties have unasserted claims against any Borrower Entity which, if adversely determined, would have a Material Adverse Effect.

         4.9      TAXES; GOVERNMENTAL CHARGES.

         Each Borrower Entity has filed or caused to be filed or has lawfully extended the deadline for filing all tax returns and reports required to be filed, other than those which, if not filed, would not have a Material Adverse Effect. Each Borrower Entity has paid, or made adequate provision for the payment of, all taxes, assessments and other governmental charges that have or may have become due pursuant to such returns or otherwise, or pursuant to any assessment received by it, except such taxes, etc., if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. To the best of the Borrower's knowledge, there is no proposed material tax assessment against any Borrower Entity. No extension of time for the assessment of federal, state or local taxes of any Borrower Entity is in effect or has been requested. Each Borrower Entity has timely made all required remittances of withholding deposits and other assessments against payroll expenditures except for matters that would not have a Material Adverse Effect.

         4.10     TITLE TO PROPERTIES.

         Each Borrower Entity has good and marketable title to its Properties, free and clear of all Encumbrances except for Permitted Encumbrances.

         4.11     NO DEFAULT.

         No Borrower Entity is in default in any respect that affects its business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, obligation to equity holders, credit agreement, note, agreement, lease, sale agreement or other instrument to which any Borrower Entity is a party or by which its Properties are bound, which default would have a Material Adverse Effect. To the best of the Borrower's knowledge, information and belief, no other party to any contract with any Borrower Entity under which a default would have a Material Adverse Effect is in default or breach thereof and no circumstances exist which, with the giving of notice and/or the passing of time would constitute such default or breach. No Default or Event of Default exists under this Agreement.

         4.12     CASUALTIES; TAKING OF PROPERTIES.

         Neither the business nor the Property of any Borrower Entity is presently impaired as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, in any case as would have a Material Adverse Effect.

         4.13     COMPLIANCE WITH LAWS.

         No Borrower Entity is in violation of any Law to which it, its business or any of its Properties are subject, the violation of which would likely have a Material Adverse Effect, and there are no outstanding citations, notices or orders of noncompliance issued to any Borrower Entity under any such Law, the violation of which would likely have a Material Adverse Effect. Each Borrower Entity has obtained all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, except for those which, if not obtained, would not have a Material Adverse Effect.

         4.14     COMPLIANCE WITH FRAUD AND ABUSE LAWS.

         Without limiting any other provision of this Agreement, (a) no Borrower Entity is in violation of any Fraud and Abuse Law, the violation of which would have a Material Adverse Effect and (b) to the best knowledge of the Credit Parties, no Provider is in violation of any Fraud and Abuse Law, the violation of which would have a Material Adverse Effect.

         4.15     ERISA.

         No ERISA Event has occurred with respect to any Plan or is reasonably expected to occur with respect to any Plan, except for those which, if not obtained, would not have a Material Adverse Effect.

         4.16     FULL DISCLOSURE OF MATERIAL FACTS.

         The Borrower has fully advised the Agent of all matters involving the financial condition, business, operations and Properties of the Borrower Entities that would be reasonably expected to have a Material Adverse Effect. No information, exhibit, or report furnished or to be furnished by the Borrower to the Lenders in connection with this Agreement contains, as of the date thereof, any misrepresentation of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         4.17     INVESTMENT COMPANY ACT.

         No Borrower Entity is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

         4.18     HOLDING COMPANY.

         No Borrower Entity is subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act. In addition, no Borrower Entity is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Borrower Entity is a "personal holding company" as defined in
Section 542 of the IRC.

         4.19     SOLVENCY.

         The Credit Parties are Solvent on a consolidated basis.

         4.20     SUBSIDIARIES.

         Set forth on Schedule 4.20 is a complete and accurate list with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) number of shares of each class of Capital Stock outstanding, (ii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower Entities and (iii) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Borrower Entities, directly or indirectly, in the manner set forth on Schedule 4.20, free and clear of all Encumbrances (other than those arising under or contemplated in connection with the Loan Documents). Other than as set forth in Schedule 4.20, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Also set forth on Schedule 4.20 is the jurisdiction of incorporation or formation of the Borrower and each of its Subsidiaries. Schedule 4.20 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         4.21     OWNERSHIP OF PATENTS, LICENSES, ETC.

         The Borrower Entities own all licenses, permits, franchises, registrations, patents, copyrights, trademarks, trade names or service marks, or the rights to use the foregoing, that are necessary for the continued operation of their business except for such licenses, permits, franchises, registrations, patents, copyrights, trademarks, trade names or service marks, which, if not held or owned, would not have a Material Adverse Effect.

         4.22     ENVIRONMENTAL COMPLIANCE.

         Each Borrower Entity has duly complied with, and their Properties are owned and operated in compliance with, all Environmental Laws, the violation of which would have a Material Adverse Effect. There have been no citations, notices or orders of non-compliance issued to any Borrower Entity or, to the best of the Borrower's knowledge, relating to their business or Properties pursuant to any Environmental Law, except for those which would not have a Material Adverse Effect. Each Borrower Entity has obtained all required federal, state and local licenses, certificates or permits relating to them and their Properties as required by applicable Environmental Laws, except for those which, if not obtained, would not have a Material Adverse Effect.

         4.23     LABOR MATTERS.

         No Borrower Entity is subject to any collective bargaining agreements or any decrees or orders requiring them to recognize, deal with or employ any Person. No demand for collective bargaining has been asserted against any Borrower Entity by any union or organization. No Borrower Entity has experienced any strike, labor dispute, slowdown or work stoppage due to labor dispute and, to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against any Borrower Entity. All Borrower Entities are in compliance in all material respects with the Fair Labor Standards Act of 1938, as amended, except for those matters which would not have a Material Adverse Effect.

         4.24     OSHA COMPLIANCE.

         All Borrower Entities are in compliance in all material respects with the Federal Occupational Safety and Health Act, as amended, and all regulations under the foregoing, except for those matters which would not have a Material Adverse Effect.

         4.25     REGULATIONS T, U AND X.

         No Borrower Entity is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan will be used, directly or indirectly, in any manner that would constitute a violation of Regulation T, Regulation U or Regulation X. Margin stock (within the meaning of Regulation U) does not constitute more than 25% of the value of the consolidated assets of the Borrower Entities.

         4.26     INTER-COMPANY NOTES.

         Set forth on Schedule 4.26 hereto is a complete list of all Inter-Company Notes, and no other Inter-Company Notes are required to be in existence under the requirement of Section 5.24 hereof. Schedule 4.26 may be updated from time to time by the Borrower by written notice to the Agent.


                            V. AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect or any amounts payable hereunder or under any other Loan Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated (and thereafter where expressly stated herein):

         5.1      PAYMENT OF OBLIGATIONS.

         The Borrower shall pay all amounts owed under the Obligations when due without setoff, counterclaim or withholdings of any kind; provided, however, if the Borrower is required by law to withhold any taxes (other than taxes based upon the income of the Lender imposed by the jurisdiction in which the Lender is organized or from which its interest herein has been generated) from any payments on the Obligations to any Lender(s), the Borrower shall make additional payments to such Lender(s) along with the regular payments as they become due so that the end result is that such Lender(s) receives the amount that the Lender(s) would have received if no such withholdings were made.

         5.2      MAINTENANCE OF EXISTENCE.

         Except for transactions permitted under Section 6.6, each Borrower Entity shall (a) maintain its fundamental existence, name, material rights, and franchises and (b) maintain its qualification and good standing in all states in which such qualification is necessary (except to the extent that failure to so qualify would not have a Material Adverse Effect).

         5.3      FINANCIAL STATEMENTS AND REPORTS.

         The Borrower shall furnish to the Agent and the Lenders or cause the Agent and the Lenders to receive all of the following, all of which must be in number sufficient for all Lenders and otherwise in form and substance satisfactory to the Agent and the Lenders:

                  5.3.1 Quarterly Financial Reports. As soon as available, and in any event by the fiftieth (50th) day of each fiscal quarter (except that no quarterly financial statements need to be delivered for the fiscal quarter ending December 31), the Borrower shall deliver consolidated and consolidating balance sheets and income statements and consolidated statements of cash flows of the Borrower and the other Borrower Entities for and as of the end of the preceding fiscal quarter, all prepared by the Borrower on a consolidated (and consolidating, as applicable) basis and certified by the Borrower's president or chief financial officer to be complete and correct and to present fairly, in accordance with GAAP (excluding year-end adjustments and required footnote disclosures), the financial condition of the Borrower and its consolidated affiliates as of the date of such statements and the results of their operations for such period. The quarterly financial information shall further include calculations of all financial ratios, the certification of the Borrower's president or chief financial officer as to the absence of any Default or Event of Default and a summary of acquisition activity, which summary shall be in such form as the Agent may reasonably require.

                  5.3.2 Annual Financial Reports. As soon as available, and in any event within ninety-five (95) days after the end of each fiscal year, the Borrower shall deliver audited balance sheets of the Borrower as of the end of such year and the related audited statements of income, retained earnings and cash flows for such year, together with supporting schedules, all such statements prepared in accordance with GAAP on a consolidated basis and accompanied by an unqualified audit report prepared by Ernst & Young or some other nationally recognized accounting firm showing the financial condition of the Borrower and its consolidated affiliates at the close of such year and the results of its operations during such year. The annual audited financial statements shall be accompanied by unaudited consolidating financial statements for all the Borrower Entities, except that consolidating statements of cash flows shall not be required. The annual financial information shall include calculations of all financial ratios as determined based upon the audited financial statements and the certification of the Borrower's president or chief financial officer as to the absence of any Default or Event of Default.

                  5.3.3 Budgets. As soon as available, and in any event within sixty (60) days after the beginning of each fiscal year, the Borrower shall deliver its Capital Expenditures budget and its operating budget for the current fiscal year.

                  5.3.4 Accountant Reports. Within fifteen (15) days of the Borrower's receipt thereof, the Borrower shall deliver a copy of each management letter submitted to the Borrower or its consolidated affiliates by their accountants in connection with any annual, interim or special audit made by them.

                  5.3.5 Owner Mailings. Promptly upon the sending thereof, the Borrower shall deliver a copy of each material statement, report or notice sent to its shareholders.

                  5.3.6 SEC Filings. As soon as available, and in no event more than fifteen (15) days after the filing thereof, the Borrower shall deliver copies of all regular, periodic and special reports that any Borrower Entity files with the United States Securities and Exchange Commission or any successor thereto, or any national securities exchanges or the National Association of Securities Dealers.

                  5.3.7 Change in Accounting Policies. The Borrower shall promptly give written notice of any material change in accounting policies or financial reporting practices on the part of any Borrower Entity.

                  5.3.8 Notice Upon Perceived Breach. The Borrower agrees to give prompt written notice of any action or inaction by or on behalf of the Agent or any Lender in connection with this Agreement or the Obligations that the Borrower believes may be actionable against such party or a defense to payment of any or all of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law.

                  5.3.9 Changes in Constituent Document. The Borrower shall give prompt written notice of any material change in the corporate charter or bylaws of the Borrower or any Subsidiary following the encumbrance of the stock thereof in favor of the Agent as required under this Agreement, and shall provide the Agent with a copy of such change (Borrower Entities are restricted in the adoption of such amendments as provided elsewhere in the Loan Documents, and nothing contained in this Section shall be deemed a waiver of such restrictions).

                  5.3.10 Notice of Litigation. The Borrower shall give prompt written notice of any litigation, arbitration, tax audit, administrative proceeding or investigation that may hereafter be instituted or threatened in writing in which the Borrower would be a party or which otherwise may affect any Borrower Entity or any of their business, operations or Properties, except for (i) actions seeking monetary damages in an amount of less than five percent (5%) of Consolidated EBITDA calculated over the most recent four fiscal quarters for which financial statements have been submitted, (ii) actions seeking only monetary damages in an unspecified amount, if the Borrower believes in good faith that the matter, if adversely determined, would not have a Material Adverse Effect, and (iii) matters arising from premises or vehicular liability seeking only monetary damages and which are fully covered by insurance, subject only to any applicable deductible.

                  5.3.11 Defaults and Changes. The Borrower shall give prompt written notice if the Borrower learns of the occurrence of (i) any event that constitutes a Default or an Event of Default, together with a detailed statement of the steps being taken as a result thereof, or
         (ii) any Material Adverse Change.

                  5.3.12 Other Information. The Borrower shall promptly provide such other information respecting the condition or operations, financial or otherwise, of the Borrower Entities as the Agent or any Lender may from time to time reasonably request.

         5.4      TAXES AND OTHER ENCUMBRANCES.

         Each Borrower Entity shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and execute and deliver to the Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; provided, however, that the Borrower Entities shall not be required to pay or discharge any such tax, assessment, charge or claim for as long as it is being diligently contested in good faith by proper proceedings and for which appropriate reserves are being maintained.

         5.5      PAYMENT OF DEBTS.

         Each Borrower Entity shall pay all of its Debts as and when the same become due in accordance with their terms, except for such Debts being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Borrower Entity in accordance with GAAP, unless the failure to make any such payment could have a Material Adverse Effect.

         5.6      COMPLIANCE WITH LAWS.

         Each Borrower Entity shall observe and comply with all Laws (including, but not limited to, Fraud and Abuse Laws), and shall maintain all certificates, franchises, permits, licenses, and authorizations necessary to the conduct of its business or the operation of its Properties, except for such Laws, certificates, franchises, permits, licenses and authorizations which, if violated or not obtained and full penalties were imposed for such violation, would not cause a Material Adverse Effect. Each Borrower Entity shall further use its best efforts to assure the compliance by all Providers with all applicable Laws, including, but not limited to, medical licensure and Fraud and Abuse Laws, relating to their providing of professional services, except for those which, if violated and full penalties were imposed for such violation, would not cause a Material Adverse Effect.

         5.7      MAINTENANCE OF PROPERTY.

         All Borrower Entities shall maintain their Property (and any Property leased by or consigned or held under title retention or conditional sales contracts) in good and workable condition at all times, subject to ordinary wear and tear, normal discards and replacements due to functional and useful-life obsolescence, and shall make all repairs, replacements, additions, and improvements to their Property reasonably necessary and proper to cause the business carried on in connection with their Property to be conducted properly and efficiently at all times.

         5.8      COMPLIANCE WITH CONTRACTUAL OBLIGATIONS.

         Each Borrower Entity will perform all of its obligations in respect of all material contracts to which it is a party and will use its best efforts to keep, and to take all action to keep, such contracts in full force and effect and not allow any such contract to lapse or be terminated or any rights to renew such to be forfeited or canceled, if such lapse, termination, forfeiture or cancellation would have a Material Adverse Effect; provided, however, that any such contract may lapse or be terminated or such renewal rights may be forfeited or canceled if in the reasonable business judgment of the Borrower Entities it is in their best interests to allow or cause such lapse, termination, forfeiture or cancellation.

         5.9      FURTHER ASSURANCES.

         The Borrower Entities shall promptly cure any defects in the creation, issuance, or delivery of the Loan Documents. The Borrower Entities at their expense will execute (or cause to be executed) and deliver to the Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements applicable to them in the Loan Documents, or to evidence further and to describe more fully any Collateral intended as security for the Obligations, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, or to perfect, protect, or preserve any Encumbrances created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as the Agent may reasonably request. The Borrower appoints the Agent as the Borrower's attorney-in-fact to execute any financing statements or other instruments of perfection with respect to the Collateral.

         5.10     SECURITY INTEREST; SETOFF.

         In order further to secure the payment of the Obligations, the Borrower hereby grants to the Agent and to each Lender a security interest and right of setoff against all of the Borrower's presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of any Lender or the Agent. By maintaining any such accounts or other property with a Lender or the Agent, the Borrower acknowledges that the Borrower voluntarily subjects the property to the security interest arising hereunder. Subject to the provisions in Article IX hereof, a Lender may exercise its rights under this Section without prior notice (but with prompt notice following the setoff) following an Event of Default. The Borrower agrees that neither the Lenders nor the Agent shall be liable for the dishonor of any instrument after notice of setoff shall have been duly given resulting from a Lender's exercise of its rights under this Section.

         5.11     INSURANCE.

                  5.11.1 General Insurance Requirements. In addition to any other specific requirements set forth in this Agreement and in other Loan Documents, all the Borrower Entities shall maintain insurance on all insurable Properties now or hereafter owned by them against such risks and to the extent customary in their industry, and shall maintain or cause to be maintained public liability and worker's compensation insurance to the extent customary in the industry. The present casualty insurance coverage of the Borrower Entities is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.11.

                  5.11.2 Practice-Related Insurance Requirements. All Borrower Entities shall maintain insurance for claims, however characterized, against such Borrower Entities in connection with the provision of medical services by Providers and/or ancillary services provided by such Borrower Entities, in an amount of at least $1,000,000.00 per occurrence, with such deductibles as are in accordance with normal industry practice for entities the size and nature of the Borrower Entities on a consolidated basis. The present liability insurance coverage of the Borrower Entities is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.11.

         5.12     ACCOUNTS AND RECORDS.

         The Borrower Entities shall maintain current books of record and account, in which full, true, and correct entries will be made of all transactions.

         5.13     OFFICIAL RECORDS.

         The Borrower Entities shall maintain current corporate and official records, minute books and stock ledgers.

         5.14     BANKING RELATIONSHIPS.

         The Borrower Entities shall maintain their deposit accounts with the Lenders or with other FDIC-insured depository institutions.

         5.15     RIGHT OF INSPECTION.

         The Borrower Entities shall permit any officer, employee, or agent of a Lender or the Agent to visit and inspect during ordinary business hours any of their Property, to examine their books of record and accounts and corporate records, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of the Borrower Entities with their respective officers, accountants, and auditors, all at such reasonable times and as often as the Agent or a Lender may reasonably desire and upon reasonable advance notice absent an Event of Default. Without limiting the Agent's right to obtain equitable relief as to any other appropriate right in this Agreement or in other Loan Documents, the Borrower agrees that the rights in this Section may be enforced by affirmative injunction and, to the extent the right to review records may be denied, the right may be enforced by a restraining order prohibiting the interference by the Borrower with the exercise of rights to review of the records pursuant to this Section. Absent an Event of Default, all expenses of such inspections, etc. shall be paid by the respective Lenders, and in the presence of an Event of Default, all reasonable expenses thereof shall be paid by the Borrower.

         5.16     ERISA INFORMATION AND COMPLIANCE.

         The Borrower Entities shall comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which they are a party, except for matters which would not have a Material Adverse Effect. The Borrower Entities shall (i) upon request, provide the Agent with copies of any annual report required to be filed pursuant to ERISA with respect to any Plan or any other employee benefit plan; (ii) notify the Agent upon the occurrence of any ERISA Event or of any additional act or condition arising in connection with any Plan which they believe might constitute grounds for termination thereof by the PBGC or for the appointment of a trustee to administer the Plan; and (iii) furnish to the Agent, promptly upon request, such additional information concerning any Plan or any other employee benefit plan as the Agent may request.

         5.17     INDEMNITY; EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless the Agent, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Credit Party, the Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection
(a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

                  5.17.1 Taxes. All taxes that the Lenders or the Agent may be required to pay because of the Obligations or because of the Lenders' or the Agent's interest in any property securing the payment of the Obligations, excepting taxes based upon the net income of a Lender or the Agent.

                  5.17.2 Administration. All reasonable costs of the preparation of this Agreement and any other related documents and the administration of the Obligations (except for the Lenders' and the Agent's usual overhead incurred in the acceptance and processing of payments, the routine review of financial statements, certifications and reports, routine communications with the Borrower, and other ordinary activities that are not occasioned by a Default or an Event of Default or by a request of the Borrower to waive or vary the terms of this Agreement).

                  5.17.3 Protection of Collateral. All costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any Collateral.

                  5.17.4 Costs of Collection. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Obligations.

                  5.17.5 Litigation. All reasonable costs arising from any litigation, investigation, or administrative proceeding (whether or not the Agent or a Lender is a party thereto) that the Agent or a Lender may incur as a result of the Obligations or as a result of their association with any of the Borrower Entities, including, but not limited to, expenses incurred by the Agent or a Lender in connection with a case or proceeding involving any Borrower Entity under any chapter of the Bankruptcy Code or any successor statute thereto.

                  5.17.6 Attorneys' Fees. Reasonable attorneys' fees incurred in connection with any of the foregoing.

If a Lender or the Agent pays any of the foregoing expenses, they shall become a part of the Obligations and shall bear interest at the Default Rate. This Section shall remain in full effect regardless of the full payment of the Obligations, the purported termination of this Agreement, the delivery of the executed original of this Agreement to the Borrower, or the content or accuracy of any representation made by the Borrower to the Lenders or the Agent; provided, however, the Agent or any Lender may terminate this Section as to itself by executing and delivering to the Borrower a written instrument of termination specifically referring to this Section.

         5.18     ASSISTANCE IN LITIGATION.

         The Borrower covenants to, upon request, cooperatively participate in any proceeding in which the Borrower is not an adverse party to the Lenders or the Agent and which concerns the Lenders' or the Agent's rights regarding the Obligations or any Collateral.

         5.19     NAME CHANGES.

         The Borrower shall give the Agent notice no more than fifteen (15) Business Days after any Borrower Entity changes its name.

         5.20     ESTOPPEL LETTERS.

         The Borrower covenants to provide the Agent, within ten (10) days after request, an estoppel letter stating (i) the balance of the Obligations, (ii) whether the Borrower has any defenses to payment of the Obligations and (iii) the nature of any defenses to payment of the Obligations. Such balance as presented for confirmation and the nonexistence of defenses shall be presumed if the Borrower fails to respond to such a request within the required period.

         5.21     ENVIRONMENTAL MATTERS.

                  5.21.1 Compliance With Environmental Laws. All Borrower Entities will (i) employ in connection with their operations, appropriate technology and compliance procedures to maintain compliance with any applicable Environmental Laws, the violation of which would reasonably be expected to have a Material Adverse Effect, (ii) obtain and maintain any and all materials permits or other permits required by applicable Environmental Laws in connection with its operations, excepting only such permits, etc. which would not by their absence cause a Material Adverse Effect, and (iii) dispose of any and all Hazardous Substances only at facilities and with carriers reasonably believed to possess valid permits under any applicable state and local Environmental Laws. All Borrower Entities shall use their best efforts to obtain all certificates required by law to be obtained by them from all contractors employed by them in connection with the transport or disposal of any Hazardous Substances.

                  5.21.2 Remedial Work. If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature with respect to any Borrower Entity's Properties is required to be performed by them under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under, or within any of a Borrower Entity's Property (or any portion thereof), the Borrower shall within 30 days after written demand for performance thereof (or such shorter period of time as may be required under applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such remedial work.

                  5.21.3 Indemnification of the Lenders and the Agent. The Borrower agrees to indemnify, defend (with counsel reasonably satisfactory to the indemnified party or parties) and hold harmless the Lenders and the Agent against any loss, liability claim or expense, including attorneys' fees, that a Lender or the Agent may incur as a result of the violation or alleged violation of any Environmental Law by a Borrower Entity or with respect to any other violation of Environmental Laws with respect to any Borrower Entity's Properties. This covenant shall survive the repayment of the Loans.

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

         5.22     OPINIONS OF COUNSEL.

         The Borrower agrees that the Agent may from time to time, but not more frequently than once every calendar year absent a Default or an Event of Default, request in writing a copy of the most recent letter of in-house counsel and/or outside healthcare counsel issued to the Borrower's auditors addressing any material loss contingencies as to which such counsel have devoted substantive attention. Copies of such letters shall be delivered to the Lenders within ten (10) days after request. Additionally, the Borrower shall, within twenty (20) days after written request, respond to such questions that may be raised by the Agent from time to time regarding the Borrower Entities' compliance with Fraud and Abuse Laws, and shall engage the assistance of the Borrower's healthcare counsel for the purpose of responding to such questions if the Agent so requests.

         Furthermore, in the event the aggregate revenues attributable to the Non-Opinion Subsidiaries for the four fiscal quarter period most recently ending constitutes ten percent (10%) or more of the consolidated revenues of the Borrower and its Subsidiaries for such four fiscal quarter period, the Borrower agrees that it shall cause outside counsel to provide a legal opinion (in form and substance reasonably satisfactory to the Agent) to the Agent within 30 days of such fiscal quarter end with respect to those Non-Opinion Subsidiaries necessary to cause the aggregate revenues attributable to the Non-Opinion Subsidiaries for the four fiscal quarter period most recently ending to be less than ten percent (10%) of the consolidated revenues of the Borrower and its Subsidiaries for such four fiscal quarter period. Such legal opinions shall cover, among other things, the legality, validity, binding effect and enforceability of the Loan Documents with respect to the applicable Subsidiaries.

         5.23     ADDITIONAL CREDIT PARTIES.

         As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary of the Borrower, the Borrower shall provide the Agent with written notice thereof and shall (a) if such Person is a wholly-owned Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 5.23, (b) if such Person is a Domestic Subsidiary of a Credit Party, cause 100% of the Capital Stock of such Person owned by such Credit Party to be delivered to the Agent (together with undated stock powers signed in blank) or if such Person is a direct Foreign Subsidiary of a Credit Party, cause 65% of the Capital Stock owned by such Credit Party entitled to vote and 100% of the Capital Stock not entitled to vote of such Person owned by such Credit Party to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)), and in each case pledged to the Agent pursuant to an appropriate pledge agreement(s) any necessary perfection documents in each case in a form reasonably acceptable to the Agent, (c) if such Person is a wholly-owned Domestic Subsidiary of a Credit Party and has any Subsidiaries (i) deliver all of the Capital Stock of any Domestic Subsidiaries owned by such Person and 65% of the Capital Stock entitled to vote and 100% of the Capital Stock not entitled to vote of any direct Foreign Subsidiaries owned by such Person (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person) to the Agent and (ii) execute a pledge agreement any necessary perfection documents in each case in a form reasonably acceptable to the Agent and (d) deliver such documentation as the Agent may reasonably request in connection with the foregoing, including without limitation, certified resolutions and other organizational documents of such Person, all in form, content and scope reasonably satisfactory to the Agent.

         5.24     INTER-COMPANY NOTES RECEIVABLE.

         The loan obligations of any Borrower Entity to any Credit Party which are in excess of $10,000,000 shall be evidenced by Inter-Company Notes pledged to the Agent to secure the Obligations.


                             VI. NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as this Agreement shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         6.1      DEBT.

         The Borrower will not permit any Borrower Entity to contract, create, incur, assume or permit to exist any Debt, except:

                  6.1.1 Senior Debt. Indebtedness arising under (a) this Agreement and the other Loan Documents and (b) the Multi-Year Loan Agreement and the other documents, instruments and agreements executed in connection therewith.

                  6.1.2 Endorsements. Payment of collection items, pursuant to endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business.

                  6.1.3 Hedging Agreements. The obligations of any Borrower Entity in respect of Hedging Agreements entered into in order manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes.

                  6.1.4 Purchase Money. Purchase money Debt (including Capital Leases) hereafter incurred by any Borrower Entity to finance the purchase of fixed assets, provided that (i) the total of all such Debt for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding and (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing.

                  6.1.5 Other Debt. Other unsecured Debt of the Borrower and its Subsidiaries in an aggregate outstanding principal amount not to exceed $15,000,000 at any time.

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

                  6.1.6 Intercompany Debt. (i) Debt owing from one Credit Party to another Credit Party and (ii) other intercompany Debt permitted by
         Section 6.3.

                  6.1.7 Existing Debt. Debt of the Borrower and its Subsidiaries set forth on Schedule 6.1.7.

         6.2      ENCUMBRANCES.

         No Borrower Entity shall create, incur, assume, or permit to exist any Encumbrance on any of its Property (now owned or hereafter acquired) except for Permitted Encumbrances. No Borrower Entity shall sign or file under the Uniform Commercial Code a financing statement that names such Borrower Entity as debtor or the equivalent or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except to secure Permitted Encumbrances.

         6.3      INVESTMENTS.

         The Borrower will not permit any Borrower Entity to make any Investments, except for:

         (a) those specific investments in existence as of the Closing Date and set forth on Schedule 6.3;

         (b) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America maturing within fifteen (15) months of the date of purchase;

         (c) commercial paper having a rating of not less than "A2" or "P2" from Moody's or S&P, respectively;

         (d) Permitted Acquisitions;

         (e) Permitted Equity Investments;

         (f) Investments in any Credit Party;

         (g) Investments by any Credit Party in any Borrower Entity that is not a Credit Party; provided, that, (i) the aggregate loans extended to such Person from the Credit Parties shall not exceed $1,000,000 in the aggregate at any one time outstanding, (ii) the total Investments by the Credit Parties in such Person shall not exceed $5,000,000 in the aggregate at any one time outstanding and (iii) as of the end of the four fiscal quarter period most recently ending, the aggregate amount of such Investments do not exceed an amount equal to ten percent (10%) of Consolidated EBITDA for such period;

         (h) certificates of deposit and bankers acceptances issued by a Lender or another banking institution with a minimum net worth of $500,000,000.00 and having a letter of credit rating of not less than "A" from Moody's or S&P, respectively;

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

         (i) loans extended by a Borrower Entity to any Credit Party in the ordinary course of business;

         (j) loans advanced to employees of the Borrower Entities for reasonable travel and business expenses incurred in the ordinary course of business;

         (k) loans to officers and directors of the Borrower Entities not to exceed the sum of $500,000 in the aggregate at any time; and

         (l) loans to nephrology physicians and nephrology physician practices not to exceed $5,000,000 in the aggregate at any one time outstanding.

         6.4      CHANGE OF CONTROL.

         The Borrower shall not suffer or permit the occurrence of a Change of Control.

         6.5      NATURE OF BUSINESS.

         No Borrower Entity shall engage in any activity or business beyond those activities or businesses included in the Borrower's Line of Business.

         6.6      CONSOLIDATION, MERGERS, ETC.

         No Borrower Entity shall enter into any agreement to merge or consolidate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, that, notwithstanding the foregoing provisions of this Section 6.6, the following actions may be taken if the Agent is given prior written notice of such action, (i) any Subsidiary may merge or consolidate with any other Subsidiary provided that (i) if a Guarantor is party thereto, a Guarantor shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request in order to maintain the perfection and priority of the Agent's liens on the Capital Stock of the Borrower Entities and (iii) after giving effect to such transaction, no Default or Event of Default shall exist and (b) any Subsidiary may wind up, liquidate or dissolve itself so long as it transfers all or substantially all of its assets to a Credit Party prior to such wind up, liquidation or dissolution.

         6.7      ASSET DISPOSITIONS.

         No Borrower Entity shall dispose of any of its assets (including without limitation pursuant to any sale and leaseback transaction or securitization transaction) other than (i) the sale or exchange of used or obsolete equipment provided that the equipment disposed of is replaced with other equipment as needed to maintain continuous operations, (ii) the transfer of assets among Credit Parties, if immediately after giving effect thereto no Event of Default will exist, and (iii) other dispositions of assets which, in the aggregate for any fiscal year, represent less than ten percent (10%) of each of (x) the Borrower's total assets on a consolidated basis as


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

reported to the Lenders for the previous fiscal year, and (y) Consolidated EBITDA determined on a rolling four-quarter basis as reported for the previous fiscal year.

         6.8      INCONSISTENT AGREEMENTS.

         No Borrower Entity shall enter into any material agreement containing any provision which would be violated or breached by the performance by the Borrower Entities of their obligations under the Loan Documents.

         6.9      FICTITIOUS NAMES.

         The Borrower shall not use any name other than the name used in executing this Agreement or any assumed or fictitious name.

         6.10     ADVERSE ACTION WITH RESPECT TO PLANS.

         No Borrower Entity shall take any action to terminate any Plan which would reasonably result in a material liability of a Borrower Entity to any Person.

         6.11     TRANSACTIONS WITH AFFILIATES.

         No Borrower Entity shall enter into any transaction with any Affiliate except in the ordinary course of business and on fair and reasonable terms no less favorable to the Borrower Entity than they would obtain in a comparable arms length transaction with a Person not an Affiliate.

         6.12     CONSTITUENT DOCUMENT AMENDMENTS.

         No Borrower Entity shall amend its corporate charter or bylaws in any material respect, except as necessary to accomplish corporate transactions that could not reasonably be expected to adversely affect the Lenders.

         6.13     ADVERSE TRANSACTIONS.

         No Borrower Entity shall enter into any transaction that materially and adversely affects or, to the best of its knowledge, is likely to materially and adversely affect the Collateral or the Borrower's ability to repay the Obligations.

         6.14     ACCOUNTING CHANGES.

         The Borrower shall not change its fiscal year or make any other significant change in consolidated or consolidating accounting treatment and reporting practices, except as required or permitted by GAAP.

         6.15     RESTRICTED PAYMENTS.

         The Borrower shall not permit any Borrower Entity to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or distributions payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to a Credit Party (directly or indirectly through Subsidiaries), (c) so long as no Default or Event of Default exists prior to and after giving effect to such transaction, the Borrower may, from and after the Closing Date, repurchase shares of its Capital Stock in an amount not to exceed during the term of this Agreement an aggregate amount equal to $100,000,000),
(d) so long as no Default or Event of Default exists prior to and after giving effect thereto, any Borrower Entity may make Permitted Dividends and (e) so long as no Default or Event of Default exists prior to and after giving effect thereto, any Borrower Entity may make Permitted Stock Purchases.

         6.16     LIMITATION ON RESTRICTED ACTIONS.

         The Borrower will not permit any Borrower Entity to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, (e) grant an Encumbrance on its properties or assets whether now owned or hereafter acquired or (f) act as a Guarantor and pledge its equity interests pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) the Multi-Year Loan Agreement or (iii) applicable law.

         6.17     SALE LEASEBACKS.

         Except as set forth on Schedule 6.17, the Borrower will not permit any Borrower Entity to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Borrower Entity has sold or transferred or is to sell or transfer to a Person which is not a Borrower Entity or (b) which such Borrower Entity intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Borrower Entity to another Person which is not a Borrower Entity in connection with such lease.

         6.18     NO FURTHER NEGATIVE PLEDGES.

         Except (a) pursuant to this Agreement and the other Loan Documents, (b) the Multi-Year Loan Agreement and (c) pursuant to any document or instrument governing Debt incurred pursuant to Section 6.1.4, provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith, the Borrower will not permit any Borrower

Entity to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Encumbrance upon its facilities or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except for any prohibition or restriction existing under or by reason of (i) applicable law or (ii) customary non-assignment provisions in any lease governing a leasehold interest.


                            VII. FINANCIAL COVENANTS

         7.1      CONSOLIDATED NET WORTH.

         The Borrower shall maintain a Consolidated Net Worth as of the end of each fiscal quarter in an amount at least equal to $480,000,000 minus the amount of Capital Stock of the Borrower repurchased by the Borrower subsequent to the Closing Date in accordance with Section 6.16, plus (on a cumulative basis as of the end of each fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending June 30, 2002) an amount equal to (i) the Net Proceeds of all Equity Issuances issued by the Borrower after the Closing Date plus (ii) seventy-five percent (75%) of the amount of net income for the fiscal quarter then ended, without adjustment for net losses.

         7.2      LEVERAGE RATIO.

         The Borrower shall maintain a Leverage Ratio, measured as of the end of each fiscal quarter for the previous four consecutive fiscal quarters, of no greater than 2.50 to 1.00.

         7.3      TOTAL CAPITALIZATION RATIO.

         The Borrower shall maintain at all times a Total Capitalization Ratio of no greater than 0.45 to 1.00.

         7.4      FIXED CHARGE COVERAGE.

         The Borrower shall maintain a Fixed Charge Coverage Ratio measured as of the end of each fiscal quarter for the previous four consecutive fiscal quarters of at least 2.00 to 1.00.

                             VIII. EVENTS OF DEFAULT

         8.1      EVENTS OF DEFAULT.

         Any of the following events shall be considered an Event of Default under this Agreement:

                  8.1.1 Payments. The Borrower's failure to make payment of any installment of principal included in the Obligations when due or any payment of interest or expenses included in the Obligations within three (3) days of when due.

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

                  8.1.2 Representations and Warranties. The making of any representation or warranty by the Borrower or any other party in any Loan Document that was incorrect in any material respect as of the date thereof.

                  8.1.3 Negative Covenants. The failure of any Credit Party to comply with any of the requirements of Article VI hereof.

                  8.1.4 Financial Covenants. The failure of any Credit Party to comply with any of the requirements of Article VII hereof.

                  8.1.5 Reporting Requirements. The failure of any Credit Party or any other party to timely perform any covenant in the Loan Documents requiring the furnishing of notices, financial reports or other information to the Agent or the Lenders when due.

                  8.1.6 Other Covenants. The failure of any Credit Party to observe or perform any term, covenant or agreement contained in any Loan Document, which covenant is not subject to any specific provision in this Article VIII; provided, however, as to any such breach that is reasonably susceptible to being cured, the occurrence of such breach shall not constitute an Event of Default hereunder if such breach is fully cured within twenty (20) days (or ten (10) days, if such breach may be cured by the payment of a specific sum of money) after the earlier of the Borrower Entity's knowledge of the facts giving rise thereto or the Agent's written notice thereof to the Borrower given in accordance with the provisions hereof.

                  8.1.7 Bankruptcy Event. A Bankruptcy Event shall occur with respect to any Borrower Entity.

                  8.1.8 Discontinuance of Business. Any Borrower Entity's discontinuance of its usual business or its dissolution, except pursuant to transactions permitted under this Agreement.

                  8.1.9 Default on Other Debt. With respect to any Debt (other than Debt outstanding under this Agreement) in excess of $10,000,000 in the aggregate for the Borrower Entities taken as a whole, (a) any Borrower Entity shall (i) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Debt, or (ii) the occurrence and continuance of a default (after giving effect to any applicable grace period) in the observance or performance relating to such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder of such Debt (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Debt to become due prior to its stated maturity; or
         (b) any such Debt shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

                  8.1.10 Judgments. One or more judgments or decrees shall be entered against one or more of the Borrower Entities involving liability of $10,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

                  8.1.11 Insolvency. The Credit Parties shall no longer be Solvent on a consolidated basis.

                  8.1.12 Attachment. The issuance of an attachment or other process against any Property of any Borrower Entity, unless removed (by bond or otherwise) within twenty (20) days, if the loss of use of the property attached would likely have a Material Adverse Effect.

                  8.1.13 Insurance. Any Borrower Entity's failure to maintain any insurance required herein or in any other Loan Document.

                  8.1.14 Contest. Any Borrower Entity's challenge or contest of the validity or enforceability of this Agreement or any other Loan Document or the validity, priority or perfection of any security interest created hereunder or under any other Loan Document in any action, suit or proceeding, or should they cease to be in full force and effect.

                  8.1.15 Fraud and Abuse Laws. Receipt by a Borrower Entity of a notice from a Governmental Authority that it intends (i) to disallow requested reimbursements, demand adjustment or repayment of past reimbursements in excess of five percent (5%) of Consolidated EBITDA for the previous fiscal year respecting amounts submitted for reimbursement or collected by a Borrower Entity or a Provider, (ii) to impose civil money penalties in excess of five percent (5%) of Consolidated EBITDA for the previous fiscal year, or (iii) to seek to exclude any Borrower Entity or a Provider from participation in the Medicare or Medicaid programs due to a failure to comply with Fraud and Abuse Laws, if the consolidated gross revenues to the Borrower Entities arising from the affected Borrower Entity or Provider exceed five percent (5%) of Consolidated EBITDA for the previous fiscal year.

                  8.1.17 Guaranties. Except as a result of or in connection with a dissolution or merger of a Subsidiary permitted by Section 6.6, the guaranty given by any Guarantor under the Guaranty Agreement shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) under the Guaranty Agreement or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  8.1.18 Multi-Year Loan Agreement. There shall occur an Event of Default under, and as defined in, the Multi-Year Loan Agreement.

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

                  8.1.19 ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $10,000,000: (i) any "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the IRC, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Borrower Entity or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Plan, which is, in the reasonable opinion of the Agent, likely to result in
         (A) the termination of such Plan for purposes of Title IV of ERISA, or
         (B) any Borrower Entity or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of
         Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) or breach of fiduciary responsibility shall occur which may subject any Borrower Entity or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the IRC, or under any agreement or other instrument pursuant to which any Borrower Entity or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         8.2      REMEDIES.

         Upon the happening of any Event of Default:

                  8.2.1 Default Rate. The Obligations shall thereafter bear interest at the Default Rate.

                  8.2.2 Termination of Commitments. As provided in Article III hereof, the Lenders shall not be obligated to advance any additional Loans and additionally, the Required Lenders may terminate the obligations of the Lenders to advance any additional Loans by causing the Agent to give written notice thereof to the Borrower, which formal termination shall remain in effect notwithstanding any subsequent cure of the Event of Default and whether or not the Loans are accelerated unless the Loans are reinstated in writing by the Required Lenders.

                  8.2.2 Acceleration. The Required Lenders may declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which are hereby expressly waived.

                  8.2.3 Setoff. Subject to Section 9.8 hereof, any Lender may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that such Lender may have in its possession and which belong to the Borrower or to any other person or entity liable for the payment of any or all of the Obligations.

                  8.2.4 Other Remedies. The Agent shall, at the direction of the Required Lenders, exercise any right that the Lenders have under any other document evidencing or securing the Obligations or otherwise available to the Lenders or the Agent at law or equity including, without limitation, all rights and remedies against a Guarantor.

         Notwithstanding the foregoing, if any Event of Default specified in
         Section 8.1.7 or 8.1.11 shall occur, then, without the giving of any notice or other action by the Agent or the Lenders, (i) the Commitments shall automatically terminate and (ii) all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable.


                              IX. AGENCY PROVISIONS

         9.1      APPOINTMENT AND AUTHORIZATION OF AGENT.

         Each Lender hereby irrevocably (subject to Section 9.7) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each Lender hereby consents to and approves the Security Agreement and the Collateral Assignment. By execution hereof, the Lenders agree to be bound by the terms of the Security Agreement and the Collateral Assignment and further authorize and direct the Collateral Agent to enter into the Security Agreement and the Collateral Assignment on behalf of the Lenders.

         9.2      INDEMNIFICATION OF AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in


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accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and costs of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.3      CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.4      NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such


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action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.5      FUNDING OF ADVANCES PURSUANT TO BORROWING NOTICES.

         Except to the extent otherwise provided herein, each Loan, each payment or (subject to the terms of Section 2.13) prepayment of principal of any Loan, each payment of interest on the Loans, each payment of commitment fees referenced in Section 2.14, each reduction of the Total Commitments and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans.

         Furthermore, no Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Borrower or any Lender has notified the Agent prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

             (a) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

             (b) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing.

         Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Agent to any Lender with respect to any amount owing under this Section shall be conclusive, absent manifest error.

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

         9.6      AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.7      SUCCESSOR AGENT.

         The Agent may resign as the Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders which successor Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor Agent from among the Lenders. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as the Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.8      SHARING OF PAYMENTS, ETC.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans and other


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

Obligations so that the amount of the Obligations held by each of the Lenders shall continue to equal their respective Pro Rata Shares and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, the other Lenders who shared in the benefit of such payment shall similarly arrange their interests in the Obligations to reverse the distribution to them as to allow the originally remitting Lender to refund such payment. The Borrower agrees that any Lender so purchasing a share in the Obligations contemplated in this Section 9.8 may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such share in the Obligations as fully as if such Lender were a holder of such Loan or other obligation in such amount. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 9.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 9.8 to share in the benefits of any recovery on such secured claim.

         9.9      PAYMENTS BETWEEN THE AGENT AND THE LENDERS.

                  9.9.1 Generally. All payments by the Agent to any Lender, and all payments by any Lender to the Agent, under the terms of this Agreement shall be made by wire transfer in immediately available funds to the receiving party's address specified for notices in this Agreement. If any of the Lenders fails to pay when due any sum payable to the Agent, then, except as otherwise provided in Section 9.5 hereof, such sum shall bear interest at the Federal Funds Rate, commencing on the date such payment was due and ending on, but excluding, the date such payment is made.

                  9.9.2 Allocation of Payments After Acceleration. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Loan Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Loan Documents;

                  SECOND, to payment of any fees owed to the Agent;

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

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Obligations owing to such Lender;

                  FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

                  FIFTH, to the payment of the outstanding principal amount of the Obligations;

                  SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to the Borrower or whoever else may be lawfully entitled to receive such surplus.

                  In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

         9.10     ASSIGNMENTS AND PARTICIPATIONS.

                  9.10.1 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  9.10.2 Eligible Assignees. Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the


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

         Assignment and Acceptance with respect to such assignment is delivered to the Agent, shall not be less than $2,500,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, (iii) each such assignment by a Lender of any portion of its Commitment and its Loans shall be accompanied by an assignment of the same percentage of such Lender's Multi-Year Commitment and its Multi-Year Loans and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
         5.17 and 10.25). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.10.4.

                  9.10.3 Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in Chicago, Illinois a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  9.10.4 Participations. Any Lender may, without the consent of, or notice to, the Borrower or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
         (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument


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

         pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations under the Loan Documents. Subject to Section 9.10.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.7, 2.8, 2.9 and 9.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section
         9.10.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.23 as though it were a Lender, provided such Participant agrees to be subject to Section 9.8 as though it were a Lender.

                  9.10.5 A Participant shall not be entitled to receive any greater payment under Section 2.7, 2.8 and 2.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 9.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 9.13.4 as though it were a Lender.

                  9.10.6 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  9.10.7 If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 9.10.2, the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

         9.11     PROCEDURES FOR NOTICES AND APPROVALS.

         All notices given among the Lenders and the Agent with respect to this Agreement or the other Loan Documents shall be given in the manner provided in this Agreement.

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         9.12     OTHER RELATIONSHIPS WITH THE BORROWER.

         Each Lender is free to engage in deposit relationships and other business relationships with the Borrower Entities, provided that such relationship does not violate any restriction set forth in this Agreement.

         9.13     TAXES.

                  9.13.1 Payments. Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on or measured by its income or capital, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or maintains a lending office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent (except as permitted under subsection (e) below), (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.13) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof.

                  9.13.2 Other Taxes. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes, property taxes and any other excise or similar taxes or charges or levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  9.13.3 Indemnity. The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 9.13) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  9.13.4 Foreign Lender. Each Lender that is not a United States person under Section 7701(a)(30) of the Code (a "Foreign Lender"), on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter upon the expiration or invalidity of any previously issued certificate or if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) a properly completed and duly executed Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from withholding tax on payments pursuant to this Agreement or any of the other Loan Documents. Each Lender that is a United States person shall submit a properly completed and duly executed Internal Revenue Service Form W-9, or any successor form prescribed by the Internal Revenue Service, certifying that it is exempt from backup withholding.

                  9.13.5 Form. For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 9.13.4 (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 9.13.1 or 9.13.2 with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  9.13.6 Applicable Lending Office. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 9.13, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender. In the event that any Lender receives a refund or credit in respect of Taxes for which such party has received an indemnification from the Borrower under Section
         9.13.1 or 9.13.2, such Lender shall promptly pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender. Nothing contained in this Section shall require any Lender to claim a refund or credit, and nothing contained in this Section shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount.

                  9.13.7 Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  9.13.8 Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this

         Section 9.13 shall survive the repayment of the Loans and other obligations under the Loan Documents and the termination of the Commitments hereunder.

         9.14     DELEGATION OF DUTIES.

         The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.15     LIABILITY OF AGENT.
                  ------------------

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Facilities, books or records of any Credit Party or any Affiliate thereof.

         9.16     RELIANCE BY AGENT.

         (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.17     OTHER AGENTS; LEAD MANAGERS.

         None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                              X. GENERAL PROVISIONS

         10.1     NOTICES.

         All communications relating to this Agreement or any of the other Loan Documents shall be in writing and shall be effective when delivered by mail, overnight courier, special courier, telecopier or otherwise to the following addresses:

         If to the Borrower:

         Renal Care Group, Inc.
         Attn: Dirk Allison
         2100 West End Avenue, Suite 800
         Nashville, Tennessee 37203
         Telecopier: (615) 321-5491

         With a Copy To:

         Alston & Bird LLP
         Attn: Steven L. Pottle
         One Atlantic Center
         1201 West Peachtree Street
         Atlanta, Georgia 30309-3424
         Telecopier: (404) 881-7777

         If to the Agent:

         For notices of borrowing, payments and other administrative matters:

         Bank of America, N.A.
         101 North Tryon Street
         NC1-001-15-04
         Charlotte, North Carolina 28255
         Attention: Agency Services

         For all other notices:

         Bank of America, N.A.
         231 S. LaSalle Street, 8th Floor
         Chicago, Illinois 60604
         Attention:  Kristine Thennes
         Telecopier: (877) 206-8412

         With a copy to:

         Bank of America, N.A.
         Bank of America  Plaza
         414 Union Street
         Nashville, Tennessee 37219
         Attn: Sandra G. Hamrick
         Telecopier: (615) 749-4951

         If to the Lenders:

         As stated on Schedule 1.1 attached hereto.

         Any party may change its address for receipt of notice by written direction to the other parties hereto.

         10.2     RENEWAL, EXTENSION, OR REARRANGEMENT.

         All provisions of this Agreement relating to Obligations shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Obligations originally represented by any part of such other Obligations.

         10.3     COUNTERPARTS.

         This Agreement may be executed in counterparts with all signatures or by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

         10.4     NEGOTIATED DOCUMENT.

         This Agreement and the other Loan Documents have been negotiated by the parties with full benefit of counsel and should not be construed against any party as author.

         10.5     CONSENT TO JURISDICTION; VENUE.

         Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the United States District Court for the Northern District of Georgia and of all Georgia state courts, and by execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         10.6     NOT PARTNERS; NO THIRD PARTY BENEFICIARIES.

         The relationship of the Lenders and the Borrower is that of lenders and borrower only, and neither is a fiduciary, partner or joint venturer of the other for any purpose. This Agreement has been executed for the sole benefit of the Lenders, and no third party is authorized to rely upon the Lenders' rights or duties hereunder.

         10.7     NO RELIANCE ON LENDERS' ANALYSIS.

         The Borrower acknowledges and represents that, in connection with the Obligations, the Borrower has not relied upon any financial projection, budget, assessment or other analysis by the Lenders or the Agent upon any representation by the Lenders as to the risks, benefits or prospects of the Borrower's Line of Business activities or present or future capital needs incidental thereto, all such considerations having been examined fully and independently by the Borrower.

         10.8     NO MARSHALING OF ASSETS.

         The Lenders and the Agent may proceed against collateral securing the Obligations and against parties liable therefor in such order as they may elect, and neither the Borrower nor any surety or guarantor for the Borrower nor any creditor of the Borrower shall be entitled to require the Lenders or the Agent to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

         10.9     IMPAIRMENT OF COLLATERAL.

         The Lenders or the Agent (acting as permitted under this Agreement) may release any Collateral securing the Obligations or release any party liable therefor. The defenses of impairment of collateral and impairment of recourse and any requirement of diligence in collecting the Obligations are hereby waived.

         10.10    BUSINESS DAYS.

         If any payment date under the Obligations falls on a day that is not a Business Day, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next following Business Day.

         10.11    STANDARD OF CARE; LIMITATION OF DAMAGES.

         The Lenders and the Agent shall be liable to the Borrower only for matters arising from this Agreement or otherwise related to the Obligations resulting from such Lender's or the Agent's gross negligence or willful misconduct, and not for matters arising from their ordinary negligence, and liability for all other matters is hereby waived. The Lenders and the Agent shall not in any event be liable to the Borrower for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

         10.12    INCORPORATION OF SCHEDULES.

         All Schedules and Exhibits referred to in this Agreement are incorporated herein by this reference.

         10.13    INDULGENCE NOT WAIVER.

         The Lenders' or the Agent's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice the Lenders' or the Agent's rights to declare a default or otherwise demand strict compliance with this Agreement.

         10.14    CUMULATIVE REMEDIES.

         The remedies provided the Lenders and the Agent in this Agreement are not exclusive of any other remedies that may be available to the Lenders and the Agent under any other document or at law or equity.

         10.15    AMENDMENT AND WAIVERS.

         Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

         (a) without the consent of each Lender affected thereby, no such amendment, change of waiver shall:

                  (i) extend the final maturity of any Loan, or extend or waive the principal payment of any Loan, or any portion thereof;

                  (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                  (iii) reduce or waive the principal amount of any Loan (except for the waiver of a mandatory prepayment required by Section 2.13 hereof);

                  (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (v) release all or substantially all of the Collateral;

                  (vi) release the Borrower or substantially all of the Guarantors from its or their obligations under the Loan Documents;

                  (vii) amend, modify or waive any provision of this Section
         10.16 or Section 2.7, 2.8, 2.9, 5.17, 9.8, 9.10, 9.13, 10.23, 10.24, or
         10.25.

                  (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

                  (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the Guarantors of any of its or their rights and obligations under (or in respect of) the Loan Documents except as permitted thereby; and

         (b) without the consent of the Agent, no provision of Article IX may be amended, changed, waived, discharged or terminated.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         10.16    ENTIRE AGREEMENT.

         This Agreement and the other written agreements among the Borrower, the Lenders and the Agent represent the entire agreement between the parties concerning the subject matter hereof, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and. Provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision in this Agreement shall control.

         10.17    SEVERABILITY.

         Should any provision of any of the Loan Documents be declared illegal, invalid or unenforceable for any reason, such provision shall be fully severable and the remaining provisions hereof shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10.18    TIME OF ESSENCE.

         Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed.

         10.19    GOVERNING LAW.

         This Agreement and the other Loan Documents and all other documents executed with respect to the Obligations and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

         10.20    CAPTIONS NOT CONTROLLING.

         Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective Sections.

         10.21    WAIVER OF RIGHT TO JURY TRIAL.

         TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.22    FACSIMILE SIGNATURES.

         This Agreement may be executed by facsimile signatures, and shall be effective when the Agent has received telecopy transmissions of the signature pages executed by all parties hereto; provided, however, that all parties shall deliver original executed documents to the Agent promptly following the execution hereof.

         10.23    RIGHT OF SET-OFF; ADJUSTMENTS.

         Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Agreement, under the Notes, under any other Loan Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.23 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         10.24    CONFIDENTIALITY.

         Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.25    NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         10.26    SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.9, 9.4, 9.13, or 5.17 shall survive the execution and delivery of this Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Loan Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Agreement shall be terminated in accordance with the terms hereof.

         Executed as of the date first written above.

                                        RENAL CARE GROUP, INC. a Delaware
                                        corporation


                                        By:    /s/ R. Dirk Allison
                                              ----------------------------------
                                        Name:  R. Dirk Allison
                                              ----------------------------------
                                        Title: Executive Vice President
                                              ----------------------------------

                                        BANK OF AMERICA, N.A., as Agent


                                        By:    /s/ Kristine Thennes
                                              ----------------------------------
                                        Name:  Kristine Thennes
                                              ----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        BANK OF AMERICA, N.A.,
                                        as a Lender


                                        By:    /s/ Sandy Hamrick
                                              ----------------------------------
                                        Name:  Sandy Hamrick
                                              ----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        SUNTRUST BANK,
                                        as a Lender


                                        By:     /s/ William D. Priester
                                              ----------------------------------
                                        Name:   William D. Priester
                                              ----------------------------------
                                        Title:  Vice President
                                              ----------------------------------


                                        AMSOUTH BANK,
                                        as a Lender


                                        By:     /s/ William H. Bauer
                                              ----------------------------------
                                        Name:   William H. Bauer
                                              ----------------------------------
                                        Title:  Vice President
                                              ----------------------------------


                                        WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION
                                        as a Lender


                                        By:     /s/ Carolyn Ashby
                                              ----------------------------------
                                        Name:   Carolyn Ashby
                                              ----------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                   Exhibit 2.3

                              REVOLVING CREDIT NOTE

$__,000,000.00                                                   _________, 2002

         FOR VALUE RECEIVED, Renal Care Group, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of _________________________________
(the "Lender") the sum of __________________________Million and No/100 Dollars ($__,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower under the Loan Agreement), together with interest thereon as provided in that Second Amended and Restated Loan Agreement dated as of July ___, 2002 among the Borrower, the Lenders party thereto and Bank of America, N.A. (formerly NationsBank of Tennessee, N.A.) as agent (the "Agent") (as renewed, extended, amended, restated or modified from time to time, the "Loan Agreement"). All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

         This Note is one of the Revolving Notes referred to in the Loan Agreement and evidences the Revolving Credit Loans made by the Lender thereunder. Reference is made to the Loan Agreement for the terms of payment of principal and interest hereunder, for a description of the rights of the Agent to enforce this Note, and for additional provisions regarding additional payments, prepayment, draws and other terms and conditions applicable to the indebtedness evidenced by this Note. As provided in the Loan Agreement, all remaining principal, interest and expenses outstanding hereunder or under the Loan Agreement shall become finally due on the Maturity Date.

         As provided in the Loan Agreement, interest hereunder shall be calculated based upon a 360-day year and actual days elapsed. As also provided further in the Loan Agreement, the interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to the Borrower, at the option of the Lender.

         Subject to the provisions of the Loan Agreement, the Borrower may borrow, repay and reborrow amounts hereunder from time to time, provided that the Borrower is not in default hereunder or under the Loan Agreement and provided that all conditions to the Lender's obligation to fund advances as set forth in the Loan Agreement are satisfied. The Lender shall have no liability for its refusal to advance funds hereunder following a determination that any condition precedent to the making of an advance has not been satisfied.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this
Note in
respect of the Revolving Credit Loans to be evidenced by this Note, and each such recordation or endorsement shall be prima facie evidence of such information.

         The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note.

         Upon the occurrence of an Event of Default, the Lender may, at its option and without notice (except as provided in the Loan Agreement), and acting through the Agent in accordance with the Loan Agreement, declare all principal and interest provided for under this Note, to be presently due and payable, and may enforce any remedies available to the Lender under any documents securing or evidencing debts of the Borrower to the Lender. Upon an Event of Default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due the Lender shall bear interest at the Default Rate, as defined in the Loan Agreement.

         All amounts received for payment of this Note shall be applied in accordance with the Loan Agreement.

         The Borrower and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by the Lender with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law, except as set forth in the Loan Agreement. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship, if applicable.

         The Borrower's performance under this Note is secured by various property, as described in the Loan Agreement.

         The Borrower and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that the Lender may incur in the course of efforts to collect the debt evidenced hereby or to protect the Lender's interest in any collateral securing the same, as further provided in the Loan Agreement.

         The validity and construction of this Note shall be determined according to the laws of Georgia applicable to contracts executed and performed within that state and applicable federal law. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

         Words used herein indicating gender or number shall be read as context may require.

         This Note and the Revolving Credit Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 9.10 of the Loan Agreement.

                                       RENAL CARE GROUP, INC., a Delaware
                                       corporation


                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                              ----------------------------------

                                EXHIBIT 2.5.1(B)
                           BORROWING/CONVERSION NOTICE


                                                          Date: __________, 200_


The Agent:  Bank of America, N.A., as Agent
            101 North Tryon Street
            NC1-001-15-04
            Charlotte, North Carolina 28255
            Attention: Agency Services

Borrower:   Renal Care Group, Inc.

         This notice is delivered under the Second Amended and Restated Loan Agreement (as renewed, extended, amended, restated or modified from time to time, the "Loan Agreement") dated as of July ___, 2002, among the Borrower, the Lenders and Bank of America, N.A., as agent. Terms defined in the Loan Agreement have the same meanings when used - unless otherwise defined - in this request.

         The Borrower requests a Revolving Credit Loan under the Loan Agreement as follows:

Borrowing Date                                          _____________, 200_
Amount of Borrowing                                     $__________________
Type of Borrowing (LIBOR or Base)                        __________________
For LIBOR Loans, the Interest Period                     ___________ months


         The Borrower certifies that on the date hereof and on the date of the above Borrowing Date - both before and after giving effect to the requested Revolving Credit Loan - (a) all of the representations and warranties in the Loan Documents will be true and correct in all material respects (except those which expressly relate to an earlier date), (b) no Default or Event of Default exists and is continuing or would be caused by the requested borrowing, (c) all conditions to the Borrower's right to receive the requested Loan under the Loan Agreement have been and will have been satisfied and (d) immediately after giving effect to the requested borrowing, the sum of the aggregate principal amount of all outstanding Revolving Credit Loans plus Swingline Loans outstanding plus the aggregate principal amount of LOC Obligations outstanding shall not exceed the total amount of the Commitments.

                                         RENAL CARE GROUP, INC., a Delaware
                                         corporation


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                Exhibit 3.1.l(d)

                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT

         THIS AMENDED AND RESTATED GUARANTY AGREEMENT (the "Guaranty") is executed as of July ___, 2002 by the Guarantors (as defined herein) in favor of BANK OF AMERICA, N.A. (formerly NationsBank of Tennessee, N.A.), as agent (the "Agent") for the Lenders party to the Loan Agreement identified below and amends and restates that certain Unconditional Joint and Several Guaranty dated as of August ___, 1997 executed by certain of the Guarantors in favor of certain of the Lenders and the Agent.

                                   WITNESSETH:

         WHEREAS, Renal Care Group, Inc., a Delaware corporation (the "Borrower"), the Agent and certain lenders (the "Lenders") have entered into that certain Second Amended and Restated Loan Agreement dated as of July ___, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") (the Lenders and the Agent are referred to herein collectively as the "Lender Parties"); and

         WHEREAS, this Guaranty is a condition precedent to the effectiveness of the Loan Agreement and the obligations of the Lenders to make loans and extensions of credit to the Borrower under the Loan Agreement.;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1      CERTAIN DEFINITIONS.

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

                  "Default" means any event, act or condition that, but for the giving of any required notice by the Agent and/or the passing of time, would be an Event of Default hereunder.

                  "Guaranteed Obligations" means (i) the present and future obligations of the Borrower to the Lenders (including the Issuing Lender) to repay the Revolving Credit Loans, the Swingline Loans, and all other obligations of the Borrower and the other Borrower Entities to the Lenders and to the Agent, whenever arising, under the Loan Agreement and the other Loan Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to the Borrower or any other Borrower Entity, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and (ii) the present and future obligations of the Borrower to any Lender or any Affiliate of a Lender with respect to any Interest Rate Swap Obligations.

                  "Guarantors" means the collective reference to each of the Persons identified as a Guarantor on the signature pages hereto and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns, and "Guarantor" means any one of them.


                                    SECTION 2
                                    GUARANTY

         2.1      THE GUARANTY.

         Each Guarantor hereby guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereafter provided, as primary obligor and not as surety, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will promptly pay the same, without any demand or notice whatsoever (except for any such notice required by the Loan Agreement), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Hedging Agreements, the obligations of the Guarantors hereunder and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         2.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 2.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other guarantor for amounts paid under this Section 2 until such time as the Lenders (and any Affiliates of the Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Loan Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Loan Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or Hedging Agreements or any other agreement or instrument referred to in the Loan Documents or Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or Hedging Agreements or any other agreement or instrument referred to in the Loan Documents or Hedging Agreements shall be waived, or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Encumbrance granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of a Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of this Guaranty and of extensions of credit which may constitute Guaranteed Obligations, notice of amendments, waivers or supplements to the Loan Documents (except for any such notice required by the Loan Agreement) or Hedging Agreements or the compromise, release or exchange of collateral or security and all other notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or Hedging Agreements or any other agreement or instrument referred to in the Loan Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         2.3      REINSTATEMENT.

         Neither the Guarantors' obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Agent and each Lender on demand for all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         2.4      CERTAIN ADDITIONAL WAIVERS.

         Each of the Guarantors agrees that this Guaranty may be enforced by the Agent and the Lenders without the necessity of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Borrower under the Loan Agreement, any Hedging Agreement or any collateral securing the Guaranteed Obligations or otherwise, and the Guarantor agrees not to assert any right to require the Agent and the Lenders to proceed against the Borrower or any other Person (including any co-guarantor) or to require the Agent and the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further acknowledges and agrees that nothing contained in this Guaranty shall prevent the Agent or the Lenders from suing the Borrower in respect of its obligations under the Loan Agreement, any Hedging Agreement and the other Loan Documents or foreclosing on any security interest or lien on any collateral securing the Guaranteed Obligations or from exercising any other rights available to the Agent and the Lenders under the Loan Documents or Hedging Agreements if neither the Borrower nor the Guarantors timely perform their obligations, and the exercise of any of such rights and completion of any such foreclosure proceedings shall not constitute a discharge of any of the Guarantors' obligations hereunder unless as a result thereof the Guaranteed Obligations shall have been paid in full and all of the Commitments shall have terminated or expired, it being the purpose and intent that the Guarantor's obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

         2.5      REMEDIES.

         Each Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.2 of the Loan Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 8.2 of the Loan Agreement) for purposes of Section 2.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 2.1.

         2.6      CERTAIN REPRESENTATIONS AND WARRANTIES.

         The Guarantors agree that the Agent and the Lenders will have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of the Guarantors nor to advise the Guarantors of any fact respecting, or any change in, the financial condition or affairs of the Borrower which might come to the knowledge of the Agent or any Lender at any time, whether or not the Agent or any Lender knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantors or might (or does) materially increase the risk of the Guarantors as guarantors or might (or would) affect the willingness of the Guarantors to continue as guarantors with respect to the Guaranteed Obligations.

         2.7      ADDITIONAL LIABILITY OF GUARANTORS.

         If any Guarantor is or becomes liable for any indebtedness owing by such Guarantor to the Agent or any Lender by endorsement or otherwise other than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and the Guarantors' liability hereunder shall not be in any manner impaired or reduced thereby.

         2.8      GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guaranty in this Section 2 is a guaranty of payment and not of collection, is a continuing guaranty, and shall apply to all Guaranteed Obligations whenever owing.

         2.9      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 2.9 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 2.9 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 2.9, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and facilities exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other facilities of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors;

provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and facilities exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other facilities of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 2.9 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.


                                    SECTION 3
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         The representations and warranties contained in Section IV of the Loan Agreement (the "Incorporated Representations") and the affirmative and negative covenants contained in Sections V and VI of the Loan Agreement (the "Incorporated Covenants") are incorporated herein by reference, mutatis mutandis, for the benefit of the Agent and the Lenders to the same extent and with the same effect as if set forth fully herein (such incorporation to include all other relevant provisions of the Loan Agreement related thereto, including without limitation the defined terms contained in Section 1 thereof which are used in the Incorporated Representations and the Incorporated Covenants). Each Guarantor affirms and represents and warrants to the Agent and the Lenders that the Incorporated Representations are true and correct in all material respects as of the date hereof and covenants and agrees that the Incorporated Covenants shall be as binding on the Guarantors as if set forth fully herein.

                                    SECTION 4
                                EVENTS OF DEFAULT

         4.1      EVENTS OF DEFAULT.

         The occurrence of an event which would constitute an Event of Default under the Loan Agreement shall be an Event of Default hereunder (each an "Event of Default").

         4.2      REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.15 of the Loan Agreement) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 10.15 of the Loan Agreement), the Agent may, or shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties, enforce any and all rights and interests created and existing under the Loan Documents including, without limitation, all rights and remedies existing under the Collateral Documents (including, without limitation, this Guaranty), all rights and remedies against the Guarantor and all rights of set-off.

                                    SECTION 5
                                  MISCELLANEOUS

         5.1      CUMULATIVE RIGHTS.

         All rights of the Agent and the Lenders hereunder or otherwise arising under any documents executed in connection with or as security for the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Agent or any Lender and without affecting or impairing the liability of the Guarantors.

         5.2      USURY.

         Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantors of interest in excess of the maximum rate or amount that the Guarantors may be required or permitted to pay pursuant to any applicable law. In the event any such interest is collected, it shall be applied in reduction of the Guarantors' obligations hereunder, and the remainder of such excess collected shall be returned to the Guarantors once such obligations have been fully satisfied.

         5.3      RIGHT OF SET-OFF.

         After the occurrence of an Event of Default, any Lender may set-off any matured obligation owed by the Guarantors under this Guaranty (to the extent beneficially owned or held by such Lender) against any obligation (whether or not matured) owed by such Lender to any Guarantor, regardless of the place of payment.

         5.4      TERM OF GUARANTEE.

         This Guaranty shall continue in full force and effect until the Guaranteed Obligations are fully and indefeasibly paid, performed and discharged and all Commitments have expired or been terminated. This Guaranty covers the Guaranteed Obligations whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Agent or any Lender in stages or installments.

         5.5      THE AGENT.

         In acting under or by virtue of this Guaranty, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Loan Agreement, all of which provisions are incorporated by reference herein with the same force and effect as if set forth herein.

         5.6      SUCCESSORS AND ASSIGNS.

         This Guaranty shall be binding on and enforceable against the Guarantor and its successors and assigns; provided that, the Guarantor may not assign or transfer any of its obligations hereunder without prior written consent of the Lenders. This Guaranty is intended for and shall inure to the benefit of the Agent and each Lender and each and every person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to the "Agent" or the "Lender" shall include and refer to each and every successor or assignee of the Agent or any Lender at any time holding or owning any part of or interest in any part of the Guaranteed Obligations. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Agent or any Lender of any of the Guaranteed Obligations the legal holder or owner of the Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned by the Agent or any Lender) shall (except as otherwise stipulated by the Agent or any such Lender in its assignment) have and may exercise all of the rights granted to the Agent or such Lender under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred to said person. The Guarantor expressly waives notice of transfer or assignment by the Lenders of the Guaranteed Obligations, or any part thereof, or of the rights of the Agent or any Lender hereunder. Failure to give notice will not affect the liabilities of the Guarantor hereunder.

         5.7      APPLICATION OF PAYMENTS.

         Each of the Agent and the Lenders may apply any payments received by it from any source against that portion of the Guaranteed Obligations (principal, interest, court costs, attorneys' fees or other) as set forth in Section 9.9 of the Loan Agreement.

         5.8      MODIFICATIONS.

         This Guaranty and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.15 of the Loan Agreement.

         5.9      NOTICES.

         All communications with the parties hereto relating to this Guaranty or any of the other Loan Documents shall be in writing and shall be effective when delivered by mail, overnight courier, special courier, telecopier or otherwise to the following addresses:

         If to any Guarantor:

         Renal Care Group, Inc.
         Attn: Dirk Allison
         2100 West End Avenue, Suite 800
         Nashville, Tennessee 37203
         Telecopier: (615) 321-5491

         With a Copy To:

         Alston & Bird LLP
         Attn: Steven L. Pottle
         One Atlantic Center
         1201 West Peachtree Street
         Atlanta, Georgia 30309-3424
         Telecopier: (404) 881-7777

         If to the Agent:

         Bank of America, N.A.
         231 S. LaSalle Street, 8th Floor
         Chicago, Illinois 60604
         Attention:  Kristine Thennes
         Telecopier: (877) 206-8412

         With a copy to:

         Bank of America, N.A.
         Bank of America  Plaza
         414 Union Street
         Nashville, Tennessee 37219
         Attn: Sandra G. Hamrick
         Telecopier: (615) 749-4951

         If to the Lenders:

         As stated on Schedule 1.1 to the Loan Agreement.

Any party may change its address for receipt of notice by written direction to the other parties hereto.

         5.10     TAXES.

                  (a) Payments. Any and all payments by any Guarantor to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on or measured by its income or capital, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or maintains a lending office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If a Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under this Guaranty or any other Loan Document to any Lender or the Agent (except as permitted under subsection (e) below), (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.10) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantors shall make such deductions, (iii) the Guarantors shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Guarantors shall furnish to the Agent, at its address referred to in Section 5.9, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Other Taxes. In addition, each Guarantor agrees to pay any and all present or future stamp or documentary taxes, property taxes and any other excise or similar taxes or charges or levies which arise from any payment made under this Guaranty or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Guaranty or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Indemnity. Each Guarantor agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.10) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes, the Guarantor shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this

         Section 5.10 shall survive the repayment of the Loans and other obligations under the Loan Documents and the termination of the Commitments hereunder.

                  (f) Lending Offices. If the Guarantors are required to pay additional amounts to or for the account of any Lender pursuant to this
         Section 5.10, such Lender has agreed in Section 9.13.6 of the Loan Agreement to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender

         5.11     SEVERABILITY.

         If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         5.12     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. The provisions of each of the Loan Agreement relating to submission to jurisdiction and venue are hereby incorporated by reference herein, mutatis mutandis.

         5.13     WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         5.14     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

         5.15     COUNTERPARTS.

         This Guaranty may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart.

         5.16     RIGHTS OF THE REQUIRED LENDERS.

All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

         5.17     JOINT AND SEVERAL OBLIGATIONS OF GUARANTORS.

                  (a) Each of the Guarantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Guaranteed Obligations, for the mutual benefit, directly and indirectly, of each of the Guarantors and in consideration of the undertakings of each of the Guarantors to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Guarantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Guarantors with respect to the payment and performance of all of the Guaranteed Obligations arising under this Guaranty, the Loan Agreement, the other Loan Documents and any other documents relating to the Guaranteed Obligations, it being the intention of the parties hereto that all the Guaranteed Obligations shall be the joint and several obligations of each of the Guarantors without preferences or distinction among them.

                  (c) Notwithstanding any provision to the contrary contained herein, in the Loan Agreement, in any other of the Loan Documents or in any other documents relating to the Guaranteed Obligations, the obligations of each Guarantor under the Loan Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

GUARANTORS:                     RENAL CARE GROUP EAST, INC.,
                                a Pennsylvania corporation

                                RENAL CARE GROUP MICHIGAN, INC.,
                                a Delaware corporation

                                MICHIGAN HOME DIALYSIS CENTER, INC.,
                                a Michigan corporation

                                RENAL CARE GROUP OF THE MIDWEST, INC.,
                                a Kansas corporation

                                FOUR STATE REGIONAL DIALYSIS CENTER, INC., a Missouri corporation

                                FORT SCOTT REGIONAL DIALYSIS CENTER, INC., a Missouri corporation

                                MIAMI REGIONAL DIALYSIS CENTER, INC.,
                                a Missouri corporation

                                RCG MISSISSIPPI, INC.,
                                a Delaware corporation

                                RENAL CARE GROUP OF THE SOUTHEAST, INC., a Florida corporation

                                NORTHEAST ALABAMA KIDNEY CLINIC, INC.,
                                an Alabama corporation

                                RENAL CARE GROUP TEXAS, INC.,
                                a Texas corporation

                                DIALYSIS MANAGEMENT CORPORATION,
                                a Texas corporation

                                RCG PA MERGER CORP.,
                                a Texas corporation

                                STAT DIALYSIS CORPORATION,
                                a Delaware corporation

                                ANGLETON DIALYSIS, INC.,
                                a Texas corporation

                                BRAZORIA KIDNEY CENTER, INC.,
                                a Texas corporation

                                FONDREN DIALYSIS CLINIC, INC.,
                                a Texas corporation

                                WHARTON DIALYSIS, INC.,
                                a Texas corporation

                                JEFFERSON COUNTY DIALYSIS, INC.,
                                an Arkansas corporation

                                KDCO, INC.,
                                a Missouri corporation

                                LAWTON DIALYSIS, INC.,
                                an Arkansas corporation

                                LITTLE ROCK DIALYSIS, INC.,
                                an Arkansas corporation

                                NORTHWEST DIALYSIS, INC.,
                                an Arkansas corporation

                                RENALAB, INC.,
                                a Delaware corporation

                                RENALPARTNERS, INC.,
                                a Delaware corporation

                                RENALNET, INC.,
                                a Delaware corporation

                                WOUND CARE GROUP, INC.
                                a Delaware corporation

                                DIABETES CARE GROUP, INC.
                                a Delaware corporation

                                RENAL CARE GROUP ARIZONA, INC.
                                an Arizona corporation

                                RENAL CARE GROUP NORTHWEST, INC.,
                                a Delaware corporation

                                RENALNET, ARIZONA, INC.,
                                an Arizona corporation

                                RCG UNIVERSITY DIVISION, INC.
                                a Tennessee corporation

                                RCG SUPPLY COMPANY,
                                a Tennessee corporation

                                RENAL CARE GROUP ALASKA, INC.,
                                an Alaska corporation

                                RENAL CARE GROUP SOUTHWEST HOLDINGS, INC., a Delaware corporation

                                DIALYSIS CENTERS OF AMERICA - ILLINOIS, INC., an Illinois corporation

                                SSKG, INC.,
                                an Illinois corporation

                                RENAL CARE GROUP OHIO, INC.,
                                a Delaware corporation

                                PHYSICIANS DIALYSIS COMPANY, INC.,
                                a Pennsylvania corporation

                                By:
                                   -----------------------------------------
                                Name:  Sam A. Brooks
                                Title:  President


                                RCG FINANCE, INC.,
                                a Delaware corporation

                                By:
                                   -----------------------------------------
                                Name:  David Dill
                                Title:  President

                                DIALYSIS LICENSING CORP.,
                                a Delaware corporation

                                RCGIH, INC.
                                a Delaware corporation

                                By:
                                   -----------------------------------------
                                Name:  Douglas B. Chappell
                                Title:  Vice President and
                                         Assistant Secretary


                                RCG INDIANA, LLC,
                                a Delaware limited liability company

                                By:  Renal Care Group, Inc.
                                Its: Member

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President

                                By:  Renal Care Group Arizona, Inc.
                                Its: Member

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President


                                KIDNEY DISEASE CENTERS OF THE OZARKS, LLC a Missouri limited liability company

                                By:  Renal Care Group, Inc.
                                Its: Member

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President

                                STUTTGART DIALYSIS, LLC,
                                an Arkansas limited liability company

                                By:  Little Rock Dialysis, Inc.
                                Its: Member

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President

                                By:  Jefferson County Dialysis, Inc.
                                Its: Member

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President


                                RCG WEST HEALTH SUPPLY, LC,
                                an Arizona limited liability company

                                By:  Renal Care Group, Inc.
                                Its: Member

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President

                                By:  Renal Care Group Arizona, Inc.
                                Its: Member

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President


                                KENTUCKY RENAL CARE GROUP, LLC,
                                a Delaware limited liability company

                                By:
                                   -----------------------------------------
                                Name:  Sam A. Brooks
                                Title:  President

                                RENAL CARE GROUP SOUTHWEST, L.P.
                                a Delaware limited partnership

                                By: Renal Care Group Arizona, Inc.,
                                         an Arizona corporation
                                Its:  General Partner

                                         By:
                                            --------------------------------
                                         Name:  Sam A. Brooks
                                         Title:  President

ACCEPTED:

BANK OF AMERICA, N.A.,
as Agent

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                Exhibit 3.1.1 (e)

                              AMENDED AND RESTATED
                       EQUITY INTERESTS SECURITY AGREEMENT

         THIS AMENDED AND RESTATED EQUITY INTERESTS SECURITY AGREEMENT (this "Security Agreement") is entered into as of the ____ day of July, 2002, by and among RENAL CARE GROUP, INC., a Delaware corporation (the "Borrower"), each Person that is identified on Schedule A hereto and that hereafter becomes a party hereto (the Borrower and each such additional party are referred to herein collectively as "Grantors" and individually as a "Grantor") and BANK OF AMERICA, N.A., as collateral agent ("Collateral Agent" or the "Agent") for (i) the Multi-Year Lenders (hereinafter defined) and (ii) the 364-Day Lenders (hereinafter defined), and amends and restates that certain Equity Interests Security Agreement dated as of ________, 1997 (the "Original Pledge") executed by certain of the Grantors and Bank of America, N.A., as Agent.

                                                W I T N E S S E T H

         WHEREAS, pursuant to the terms of the 364-Day Facility, the 364-Day Lenders have agreed to make Loans (as defined in the 364-Day Facility) upon the terms and subject to the conditions set forth therein;

         WHEREAS, pursuant to the terms of the Multi-Year Facility, the Multi-Year Lenders have agreed to make Loans (as defined in the Multi-Year Facility) upon the terms and subject to the conditions set forth therein; and

         WHEREAS, the Lenders have required that the Grantors execute and deliver this Security Agreement to the Collateral Agent for the ratable benefit of the holders of the Secured Obligations.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreements (hereinafter defined). In addition, the following terms, which are defined in the UCC as in effect in the State of Georgia on the date hereof, are used herein as so defined:
Accession, Financial Asset, Proceeds and Security. As used herein:

                  "364-Day Facility" means that certain 364-Day Loan Agreement dated as of July ___, 2002, among the Borrower, Bank of America, N.A., as agent, and the lenders named therein, as amended, modified, supplemented, extended, renewed or restated from time to time.

                  "364-Day Lenders" means the lenders identified in the 364-Day Facility.

                  "Collateral" has the meaning provided in Section 2 hereof.

                  "Credit Agreements" means, collectively, the 364-Day Facility and the Multi-Year Facility.

                  "Credit Documents" means, collectively, the Loan Documents (as defined in the 364-Day Facility) and the Loan Documents (as defined in the Multi-Year Facility).

                  "Event of Default" has the meaning provided in Section 8 hereof.

                  "Lenders" means, collectively, the 364-Day Lenders and the Multi-Year Lenders.

                  "Multi-Year Facility" means that certain Second Amended and Restated Loan Agreement dated as of July ___, 2002, among the Borrower, Bank of America, N.A., as agent, and the lenders named therein, as amended, modified, supplemented, extended, renewed or restated from time to time.

                  "Multi-Year Lenders" means the lenders identified in the Multi-Year Facility.

                  "Pledged Shares" has the meaning provided in Section 2 hereof.

                  "Required Lenders" means the 364-Day Lenders and the Multi-Year Lenders holding more than sixty-six and two-thirds percent (66 2/3%) of the aggregate Secured Obligations on the date of determination; provided, however, that the Secured Obligations owing to any of the Lenders not then in compliance with its obligations under the 364-Day Facility or the Multi-Year Facility shall be excluded from the determination of Required Lenders.

                  "Secured Obligations" means, without duplication:

                           (i) all of the obligations of the Credit Parties to
                  the 364-Day Lenders (including the Issuing Lender (as defined in the 364-Day Facility)), and Bank of America, N.A., as the agent under the 364-Day Facility, whenever arising, under the 364-Day Facility or any of the other Credit Documents, including, without limitation, the Guaranty Agreement (as defined in the 364-Day Facility), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time;

                           (ii) all of the obligations of the Credit Parties to
                  the Multi-Year Lenders (including the Issuing Lender (as defined in the Multi-Year Facility)), and Bank of America, N.A., as the agent under the Multi-Year Facility, whenever arising, under the Multi-Year Facility or any of the other Credit Documents, including, without limitation, the Guaranty Agreement (as defined in the Multi-Year Facility), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time;

                           (iii) the present and future obligations of the
                  Borrower to any Lender or any Affiliate of a Lender with respect to any Interest Rate Swap Obligations to the extent permitted under the Credit Agreements; and

                           (iv) all costs and expenses incurred in connection
                  with enforcement and collection of the Secured Obligations, including reasonable attorneys' fees.

                  "UCC" means the Uniform Commercial Code in effect in the State of Georgia.

         2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set-off against, any and all right, title and interest of such Grantor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                  (a) Pledged Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Grantor) of the issued and outstanding Capital Stock owned by such Grantor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Grantor) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Voting Equity") and one hundred percent (100%) (or, if less, the full amount owned by such Grantor) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Non-Voting Equity") owned by such Grantor of each Foreign Subsidiary set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Section 2(b) and 2(c) below, the "Pledged Shares"), including, but not limited to, the following:

                           (A) all shares, securities, membership interests or
                  other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares, provided, however, that the Grantor shall not be required to deliver more than sixty-five percent (65%) of the Voting Equity of any Foreign Subsidiary of such Grantor; and

                           (B) without affecting the obligations of the Grantors
                  under any provision prohibiting such action hereunder or under either of the Credit Agreements, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity (in the applicable percentages specified above) formed by or resulting from such consolidation or merger.

                  (b) Additional Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Grantor) of the issued and outstanding Capital Stock owned by such Grantor of any Person which hereafter becomes a Domestic Subsidiary and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Grantor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Grantor) of the Non-Voting Equity owned by such Grantor of any Person which hereafter becomes a Foreign Subsidiary, including, without limitation, the certificates (or other agreements or instruments) representing such Capital Stock.

                  (c) Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

         Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Grantor may from time to time hereafter deliver additional Capital Stock to the Agent as collateral security for the Secured Obligations. Upon delivery to the Agent, such additional Capital Stock shall be deemed to be part of the Collateral of such Grantor and shall be subject to the terms of this Security Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

         3. Security for Secured Obligations. The security interest created hereby in the Collateral of each Grantor constitutes continuing collateral security for all of the Secured Obligations.

         4. Delivery of the Collateral. Each Grantor hereby agrees that:

                  (a) Each Grantor shall deliver to the Agent (i) simultaneously with or prior to the execution and delivery of this Security Agreement, all certificates representing the Pledged Shares of such Grantor and
         (ii) promptly upon the receipt thereof by or on behalf of a Grantor, all other certificates and instruments constituting Collateral of a Grantor. Prior to delivery to the Agent, all such certificates and instruments constituting Collateral of a Grantor shall be held in trust by such Grantor for the benefit of the Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in
         Exhibit 4(a) attached hereto.

                  (b) Additional Securities. If such Grantor shall receive by virtue of its being or having been the owner of any Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Collateral or otherwise; (iii) dividends payable in securities; or
         (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Grantor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Agent, shall segregate it from such Grantor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Agent as Collateral and as further collateral security for the Secured Obligations.

                  (c) Financing Statements. Each Grantor shall execute and deliver to the Agent such UCC or other applicable financing statements as may be reasonably requested by the Agent in order to perfect and protect the security interest created hereby in the Collateral of such Grantor.

         5. Representations and Warranties. Each Grantor hereby represents and warrants to the Agent, for the benefit of the holders of the Secured Obligations, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

                  (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

                  (b) Title. Each Grantor has good and indefeasible title to the Collateral of such Grantor and will at all times be the legal and beneficial owner of such Collateral free and clear of any Encumbrance, other than Permitted Encumbrances. There exists no "adverse claim" within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Grantor.

                  (c) Exercising of Rights. The exercise by the Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Grantor or any of its property.

                  (d) Grantor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Stock is required either (i) for the pledge made by a Grantor or for the granting of the security interest by a Grantor pursuant to this Security Agreement (except as have been already obtained) or (ii) for the exercise by the Agent or the holders of the Secured Obligations of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                  (e) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Agent for the benefit of the holders of the Secured

         Obligations, in the Collateral. The taking of possession by the Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Collateral will perfect and establish the first priority of the Agent's security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Collateral represented by such Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

                  (f) Partnership and Membership Interests. Except as previously disclosed to the Agent, none of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

                  (g) No Other Interests. No Grantor owns any Capital Stock in any Subsidiary other than as set forth on Schedule 2(a) attached hereto. -------------

         6. Covenants. Each Grantor hereby covenants, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

                  (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Grantor to mark its books and records) to reflect the security interest granted to the Agent, for the benefit of the holders of the Secured Obligations, pursuant to this Security Agreement.

                  (b) Defense of Title. Warrant and defend title to and ownership of the Collateral of such Grantor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Encumbrances, except for Permitted Encumbrances, and not sell, exchange, transfer, assign, lease or otherwise dispose of Collateral of such Grantor or any interest therein, except as permitted under the Credit Agreements and the other Credit Documents.

                  (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Collateral of such Grantor (including, without limitation, any and all action necessary to satisfy the Agent that the Agent has obtained a first priority perfected security interest in all Collateral); (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral of such Grantor; and (iii) otherwise effect the purposes of this Security Agreement, including, without limitation and if requested by the Agent, delivering to the Agent irrevocable proxies in respect of the Collateral of such Grantor.

                  (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Collateral of such Grantor or enter into any agreement or allow to exist any restriction with respect to any of the Collateral of such Grantor other than pursuant hereto or as may be permitted under the Credit Agreements.

                  (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Grantor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Collateral of such Grantor.

                  (f) Issuance or Acquisition of Capital Stock. Not, without providing 30 days prior written notice to the Agent and without executing and delivering, or causing to be executed and delivered, to the Agent such agreements, documents and instruments as the Agent may require, issue or acquire any Capital Stock consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

         7. Advances by Holders of the Secured Obligations. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Encumbrance or potential Encumbrance, expenditures made in defending against any adverse claim and all other expenditures which the Agent or the holders of the Secured Obligations may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Agent or the holders of the Secured Obligations on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the Credit Agreements, the other Credit Documents or any other documents relating to the Secured Obligations. The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         8. Events of Default. The occurrence of an event which would constitute an Event of Default under and as defined in the 364-Day Facility or the Multi-Year Facility shall be an Event of Default hereunder (an "Event of Default").

         9. Remedies.

                  (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the in the Credit Agreements, in the other Credit Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral.

                  (b) Sale of Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 9 and without notice, the Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities. Each Grantor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Grantor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Grantor, in accordance with the notice provisions of Section 10.1 of each of the Credit Agreements at least ten days before the time of such sale. The Agent shall not be obligated to make any sale of Collateral of such Grantor regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Grantors recognize that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Collateral and that the Agent may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral to register such Collateral for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities

         Act), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and the Agent may, in such event, bid for the purchase of such Collateral.

                  (d) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

                  (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and reasonable attorneys' fees and expenses. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

                  (f) Authorization to File Financing Statements. Each Grantor authorized the Agent to prepare and file such financing statements (including renewal statements), amendments and supplements or such other instruments as the Agent may from time to time reasonably deem necessary in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

         10. Rights of the Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

                           (i) to demand, collect, settle, compromise and
                  adjust, and give discharges and releases concerning the Collateral, all as the Agent may reasonably deem appropriate;

                           (ii) to commence and prosecute any actions at any
                  court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

                           (iii) to defend, settle or compromise any action
                  brought and, in connection therewith, give such discharge or release as the Agent may reasonably deem appropriate;

                           (iv) to pay or discharge taxes, liens, security
                  interests or other encumbrances levied or placed on or threatened against the Collateral;

                           (v) to direct any parties liable for any payment in
                  connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;

                           (vi) to receive payment of and receipt for any and
                  all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

                           (vii) to sign and endorse any drafts, assignments,
                  proxies, stock powers, verifications, notices and other documents relating to the Collateral;

                           (viii) to execute and deliver all assignments,
                  conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (ix) to exchange any of the Collateral or other
                  property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Agent may reasonably deem appropriate;

                           (x) to vote for a shareholder resolution, or to sign
                  an instrument in writing, sanctioning the transfer of any or all of the Collateral into the name of the Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Collateral or any part thereof may be sold pursuant to Section 9 hereof; and

                           (xi) to do and perform all such other acts and things
                  as the Agent may reasonably deem appropriate or convenient in connection with the Collateral.

                  This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The

         Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

                  (b) Performance by the Agent of Obligations. If any Grantor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantors on a joint and several basis pursuant to Section 26 hereof.

                  (c) Assignment by the Agent. The Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Security Agreement in relation thereto.

                  (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

                  (e) Voting Rights in Respect of the Collateral.

                           (i) So long as no Event of Default shall have
                  occurred and be continuing, to the extent permitted by law, each Grantor may exercise any and all voting and other consensual rights pertaining to the Collateral of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or either of the Credit Agreements; and

                           (ii) Upon the occurrence and during the continuance
                  of an Event of Default, all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the

                  Agent which shall then have the sole right to exercise such voting and other consensual rights.

                  (f) Dividend Rights in Respect of the Collateral.

                           (i) So long as no Event of Default shall have
                  occurred and be continuing and subject to Section 4(b) hereof, each Grantor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral addressed hereinabove) or interest paid in respect of the Collateral to the extent they are allowed under each of the Credit Agreements.

                           (ii) Upon the occurrence and during the continuance
                  of an Event of Default:

                                    (A) all rights of a Grantor to receive the
                           dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Agent, which shall then have the sole right to receive and hold as Collateral such dividends and interest payments; and

                                    (B) all dividends and interest payments
                           which are received by a Grantor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Agent as Collateral in the exact form received, to be held by the Agent as Collateral and as further collateral security for the Secured Obligations.

                  (g) Release of Collateral. The Agent may release any of the Collateral from this Security Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Security Agreement as to any Collateral not expressly released or substituted, and this Security Agreement shall continue as a first priority lien on all Collateral not expressly released or substituted.

         11. Rights of the Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

         12. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth below:

                  (i) First, to the payment of the costs and expenses of the Agent (including without limitation reasonable attorneys' fees) incurred in connection with the execution of its duties as the Agent, in exercising or attempting to exercise any right or remedy hereunder or in taking possession of, protecting, preserving or disposing of any item of Collateral, and all protective advances made by the Agent with respect to the Collateral under or pursuant to the terms hereof;

                  (ii) Second, to the payment of any fees owed to the agent under either of the Credit Agreements;

                  (iii) Third, to the payment of all out-of-pocket expenses (including without limitation reasonable attorneys' fees) of each of the Secured Parties in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Secured Obligations owing to such Secured Party;

                  (iv) Fourth, to the Lenders, ratably, in accordance with the respective amounts of the Secured Obligations constituting the then aggregate unpaid principal amount of the Loans, together with all accrued and unpaid interest thereon at such time; and

                  (v) Last, after payment in full of the Secured Obligations, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

Each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records. Payments by the Agent in respect of
(i) Secured Obligations related to the 364-Day Facility shall be made to the agent under the 364-Day Facility for distribution to the 364-Day Lenders in accordance with the 364-Day Facility, (ii) Secured Obligations related to the Multi-Year Facility shall be made to the agent under the Multi-Year Facility for distribution to the Multi-Year Lenders in accordance with the Multi-Year Facility and (iii) Secured Obligations related to Hedging Agreements shall be made to the party entitled thereto.

         13. Costs of Counsel. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Grantors agree to promptly pay upon demand any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of the Agent and the holders of the Secured Obligations (a) as required by the Credit Agreements and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any of the Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

         14. Continuing Agreement.

                  (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any such obligations which by the terms thereof are stated to survive termination of the Credit Agreements and the other Credit Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

                  (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, attorneys' fees and disbursements) incurred by the Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         15. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.15 of each of the Credit Agreements.

         16. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Agent and the holders of the Secured Obligations hereunder, to the benefit of the Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreements. To the fullest extent permitted by law, each Grantor hereby releases the Agent and each holder of the Secured Obligations, and their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent or such holder, or their respective officers, employees or agents.

         17. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 10.1 of each of the Credit Agreements.

         18. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         20. Governing Law; Submission to Jurisdiction; Venue. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. The provisions of each of the Credit Agreements relating to submission to jurisdiction and venue are hereby incorporated by reference herein, mutatis mutandis.

         21. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         22. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         23. Entirety. This Security Agreement, the Credit Agreements, the other Credit Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Agreements, the other Credit Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

         24. Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the Credit Agreements, the other Credit Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

         25. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Agent or the holders of the Secured Obligations under this Security

Agreement, either of the Credit Agreements, under any of the other Credit Documents or under any other document relating to the Secured Obligations.

         26. Joint and Several Obligations of Grantors.

                  (a) Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the Credit Agreements, the other Credit Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

                  (c) Notwithstanding any provision to the contrary contained herein, in either of the Credit Agreements, in any other of the Credit Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under either of the Credit Agreements and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         27. Amendment and Restatement. Notwithstanding the amendment and restatement of the Original Pledge on the date hereof, this Security Agreement continues, and does not terminate or nullify any of the liens or security interests heretofore created or granted by the Grantors in favor of the Agent or in favor of Bank of America, N.A., in its capacity as the agent under the 1997 Loan Agreement, and all such existing liens and security interests shall remain in full force and effect, without interruption in the attachment or perfection of any such liens and security interests.

         28. Authorization of Financing Statements. The Grantors authorize the Agent to file financing statements (including renewal statements and in lieu statements) and amendments thereof and supplements thereto with respect to the Collateral in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Security Agreement. Any financing statement filed by the Agent may contain a general description of the collateral covered thereby, as permitted by the UCC, which states that the security interest attaches to all personal property of the debtor.


                  [remainder of page intentionally left blank]

          Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:                               RENAL CARE GROUP, INC.,
--------                                a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        RENAL CARE GROUP MICHIGAN, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        RENAL CARE GROUP OHIO, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

COLLATERAL AGENT:                       BANK OF AMERICA, N.A.,
----------------                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Schedule A
                                   ----------

                                       to

                               Security Agreement

                           dated as of July ___, 2002

                        in favor of Bank of America, N.A.

                               as Collateral Agent

                                 OTHER GRANTORS
                                 --------------

                                  Schedule 2(a)
                                  -------------

                                       to

                               Security Agreement

                           dated as of July ___, 2002

                        in favor of Bank of America, N.A.

                               as Collateral Agent

                                  PLEDGED STOCK
                                  -------------

                         Number of     Certificate     Percentage     Percentage
  Grantor     Issuer       Shares         Number         Owned         Pledged

                                  Exhibit 4(a)
                                  ------------

                                       to

                               Security Agreement

                           dated as of July ___, 2002

                        in favor of Bank of America, N.A.

                               as Collateral Agent


                             Irrevocable Stock Power
                             -----------------------


   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________, a __________ corporation:

                   No. of Shares               Certificate No.
                   -------------               ---------------



and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

                                        [HOLDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Exhibit 3.1.1 (f)

                              AMENDED AND RESTATED
                    COLLATERAL ASSIGNMENT OF PROMISSORY NOTES

         This Amended and Restated Collateral Assignment of Promissory Notes (the "Assignment") is entered into as of the _____ day of July, 2002, by and among RENAL CARE GROUP, INC., a Delaware corporation (the "Borrower"), and each Person that is identified on collective Schedule A hereto and that hereafter becomes a party hereto (the Borrower and each such additional party are referred to herein collectively as "Grantors" and individually as a "Grantor") and BANK OF AMERICA, N.A., as collateral agent (the "Collateral Agent" or the "Agent") for (i) the Multi-Year Lenders (hereinafter defined) and (ii) the 364-Day Lenders (hereinafter defined), and amends and restates that certain Collateral Assignment of Promissory Notes dated as of August ___, 1997 (the "Original Assignment") executed by certain of the Grantors and Bank of America, N.A., as agent.

                                   WITNESSETH

         WHEREAS, pursuant to the terms of the 364-Day Facility, the 364-Day Lenders have agreed to make Loans (as defined in the 364-Day Facility) upon the terms and subject to the conditions set forth therein;

         WHEREAS, pursuant to the terms of the Multi-Year Facility, the Multi-Year Lenders have agreed to make Loans (as defined in the Multi-Year Facility) upon the terms and subject to the conditions set forth therein; and

         WHEREAS, the Lenders have required that the Grantors execute and deliver this Assignment to the Collateral Agent for the ratable benefit of the holders of the Secured Obligations.

         NOW, THEREFORE, as an inducement to cause the Lenders to extend credit to Grantor, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreements (as defined below). As used herein:

               "364-Day Facility" means that certain 364-Day Loan Agreement dated as of July ___, 2002, among the Borrower, Bank of America, N.A., as agent, and the lenders named therein, as amended, modified, supplemented, extended, renewed or restated from time to time.

               "364-Day Lenders" means the lenders identified in the 364-Day Facility.

               "Credit Agreements" means, collectively, the 364-Day Facility and the Multi-Year Facility.

               "Credit Documents" means, collectively, the Loan Documents (as defined in the 364-Day Facility) and the Loan Documents (as defined in the Multi-Year Facility).

               "Event of Default" has the meaning provided in Section 11 hereof.

               "Lenders" means, collectively, the 364-Day Lenders and the Multi-Year Lenders.

               "Multi-Year Facility" means that certain Second Amended and Restated Loan Agreement dated as of July ___, 2002, among the Borrower, Bank of America, N.A., as agent, and the lenders named therein, as amended, modified, supplemented, extended, renewed or restated from time to time.

               "Multi-Year Lenders" means the lenders identified in the Multi-Year Facility.

               "Required Lenders" means the 364-Day Lenders and the Multi-Year Lenders holding more than sixty-six and two-thirds percent (66 2/3%) of the aggregate Secured Obligations on the date of determination; provided, however, that the Secured Obligations owing to any of the Lenders not then in compliance with its obligations under the 364-Day Facility or the Multi-Year Facility shall be excluded from the determination of Required Lenders.

               "Secured Obligations" means, without duplication:

                    (i) all of the obligations of the Credit Parties to the 364-Day Lenders (including the Issuing Lender (as defined in the 364-Day Facility)), and Bank of America, N.A., as the agent under the 364-Day Facility, whenever arising, under the 364-Day Facility or any of the other Credit Documents, including, without limitation, the Guaranty Agreement (as defined in the 364-Day Facility), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time;

                    (ii) all of the obligations of the Credit Parties to the Multi-Year Lenders (including the Issuing Lender (as defined in the Multi-Year Facility)), and Bank of America, N.A., as the agent under the Multi-Year Facility, whenever arising, under the Multi-Year Facility or any of the other Credit Documents, including, without limitation, the Guaranty Agreement (as defined in the Multi-Year Facility), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time;

                    (iii) the present and future obligations of the Borrower to any Lender or any Affiliate of a Lender with respect to any Interest Rate Swap Obligations to the extent permitted under the Credit Agreements; and

                    (iv) all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations, including reasonable attorneys' fees.

          "UCC" means the Uniform Commercial Code in effect in the State of Georgia.

         2. Security Interest; Assignment. To secure the payment of the Secured Obligations, each Grantor hereby assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a security interest in those promissory notes payable to the order of such Grantor and described in Exhibit A attached hereto (the "Collateral Notes"), together with all proceeds thereof.

         3. Negotiation of Collateral Notes; Perfection. Each Grantor shall negotiate the Collateral Notes to the Agent for the benefit of the Lenders by endorsing its Collateral Notes to the order of Agent (without restriction or qualification) and delivering the Collateral Notes to the Agent. The Agent shall retain possession of the Collateral Notes to perfect its security interest therein.

         4. Representations and Warranties. Each Grantor represents and warrants to the Agent, for the benefit of the holders of the Secured Obligations, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

          (a) Sole Instrument. Each Collateral Note is the only instrument evidencing the indebtedness described therein.

          (b) Ownership of Collateral Notes. Grantor is the lawful holder and owner of the Collateral Notes.

          (c) No Obligation to Remit Payments. Grantor has not agreed, and no holder of any Collateral Note shall be obligated, to remit any payments made under the Collateral Notes for the account of any other person or business entity, except that the Agent shall apply all funds received by it as holder thereof for the account of Grantor.

          (d) Binding Agreement. Each Collateral Note is the legal valid and binding obligation of, and is enforceable against the maker thereof (the "Obligor") according to its terms.

          (e) No Other Assignment. No Collateral Note is subject to any assignment, lien or other encumbrance, except for the security interest provided for herein.

          (f) Payments Current. All payments required under the Collateral Notes are presently current.

          (g) No Default. No default presently exists under any Collateral Note and no condition presently exists which, with the giving of notice, the passage of time, or both, will cause such a default.

          (h) No Setoff. None of the debts evidenced by the Collateral Notes are subject to any defense or setoff except as may be provided by applicable law.

          (i) Valid Assignment. This Assignment and the delivery of the Collateral Notes to the Agent for the benefit of the Lenders grants the Agent, for the benefit of the Lenders, a valid first priority security interest in the Collateral Notes.

          (j) No Amendment or Waiver. Except as disclosed to the Agent in writing, no provision of the Collateral Notes have been amended or waived.

          (k) Addresses of Obligors. The correct current addresses of Obligors under the Collateral Notes are correctly listed on Exhibit A hereto.

          Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Grantor may from time to time hereafter pledge and deliver additional promissory notes to the Agent as collateral security for the Secured Obligations. Upon such pledge and delivery to the Agent, such additional promissory notes shall be deemed to be part of the Collateral Notes of such Grantor, and shall be subject to the terms of this Assignment whether or not Exhibit A hereto is amended to refer to such additional promissory notes.

          5. Covenants. Each Grantor covenants with the Agent, for the benefit of the holders of the Secured Obligations, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated as follows:

          (a) Notice of Default and Consent to Action. Grantor shall immediately notify the Agent if a default occurs under any Collateral Note, and shall obtain the written consent of the Agent prior to the exercise of any of Grantor's remedies upon such default.

          (b) Notices. Grantor shall promptly convey to the Agent any notice received by Grantor concerning any Collateral Note.

          (c) No Further Encumbrances. Grantor shall not sell, assign, or grant or allow any lien to attach to any of the Collateral Notes, except for the security interest provided for herein.

          6. Recitals. Each Grantor represents, warrants and agrees that the recitals set forth at the beginning of this Assignment are true.

          7. No Burdensome Agreements. Each Grantor represents and warrants that it is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair such Grantor's ability to perform under the terms of this Assignment. Each Grantor further represents and warrants that the execution and performance of this Assignment will not cause a default, acceleration or other event under any other contract or agreement to which it or any property of the Grantor is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of the Grantor's property except in favor of the Agent for the benefit of the Lenders.

         8. Legal and Binding Agreement. Each Grantor represents and warrants that the execution and performance of this Assignment will not violate any judicial or administrative order or governmental law or regulation, and that this Assignment is valid, binding and enforceable in every respect according to its terms.

          9. No Consent Required. Each Grantor represents and warrants that its execution, delivery and performance of this Assignment do not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority.

          10. No Default. Each Grantor represents and warrants that, as of its execution of this Assignment, no default exists hereunder and no condition exists which, with the giving of notice, the passing of time, or both, would constitute such a default.

          11. Event of Default Defined. The occurrence of an event which would constitute an Event of Default under and as defined in the 364-Day Facility or the Multi-Year Facility shall be an Event of Default hereunder (an "Event of Default").

          12. Remedies Upon Default. Upon the occurrence of an Event of Default and during the continuation thereof, the Agent may pursue any or all of the following remedies, without notice to the Grantors except as required below:

               (a) Notice to Obligors. The Agent may notify any or all of the Obligors to make payments and give notices pertaining to the Collateral Notes directly to the Agent.

               (b) Rights of Holder. The Agent may exercise any or all rights of the holder of the Collateral Notes. Without limiting the foregoing, the Agent may initiate any administrative or judicial proceeding that it may deem necessary in the course of enforcing any rights under any Collateral Note. Any administrative or judicial action or other action taken by the Agent pursuant to any Collateral Note may be taken by the Agent in its own name or in a Grantor's name. The Agent may enter into any amendment or extension of any Collateral Note and may grant any indulgences with respect thereto that the Agent may deem appropriate in the course of exercising its rights under any Collateral Note. The Grantors hereby appoint the Agent as their attorney-in-fact to take any action authorized by this Assignment upon default. The Grantors acknowledge that this power of attorney is coupled with an interest and is irrevocable.

               (c) Sale of Collateral Notes. The Agent may sell any or all of the Collateral Notes pursuant to the Agent's rights under the UCC. Any such sale may be either public or private. If public, the sale may be postponed by announcement at the scheduled time and place and adjourned to another time or place, or both. It is agreed that ten
          (10) days' notice of any sale is commercially reasonable notice thereof. Any public sale may be adjourned to a different time, place, or both by announcement at the advertised time and place of sale, without further publication. Any advertised sale may be canceled, in the Agent's discretion, either before or after the opening of bidding. The Agent shall transfer the Collateral Note(s) being sold to any purchaser thereof by endorsing the Collateral Note(s) to the purchaser's order, without warranty or recourse on the part of the Agent.

               (d) Setoff. The Lenders may exercise their right of setoff as provided in the Credit Agreements.

               (e) Other Remedies. The Agent may pursue any other remedies available under this Assignment, the Credit Agreements or any other Credit Document evidencing or securing the Secured Obligations or otherwise available to the Agent at law or equity. All such rights and remedies shall be cumulative and no one of them shall exclude or preclude the other(s).

               (f) Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral Notes, when received by the Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth below:

                    (i) First, to the payment of the costs and expenses of the Agent (including without limitation reasonable attorneys' fees) incurred in connection with the execution of its duties as the Agent, in exercising or attempting to exercise any right or remedy hereunder or in taking possession of, protecting, preserving or disposing of any Collateral Notes, and all protective advances made by the Agent with respect to the Collateral Notes under or pursuant to the terms hereof;

                    (ii) Second, to the payment of any fees owed to the agent under either of the Credit Agreements;

                    (iii) Third, to the payment of all out-of-pocket expenses
               (including without limitation reasonable attorneys' fees) of each of the Secured Parties in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Secured Obligations owing to such Secured Party;

                    (iv) Fourth, to the Lenders, ratably, in accordance with the respective amounts of the Secured Obligations constituting the then aggregate unpaid principal amount of the Loans, together with all accrued and unpaid interest thereon at such time; and

                    (v) Last, after payment in full of the Secured Obligations, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

Each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records. Payments by the Agent in respect of
(i) Secured Obligations related to the 364-Day Facility shall be made to the agent under the 364-Day Facility for distribution to the 364-Day Lenders in accordance with the 364-Day Facility, (ii) Secured Obligations related to the Multi-Year Facility shall be made to the agent under the Multi-Year Facility for distribution to the Multi-Year Lenders in accordance with the Multi-Year Facility and (iii) Secured Obligations related to Hedging Agreements shall be made to the party entitled thereto.

          13. Incorporation of Exhibits. All Exhibits referred to in this Assignment are incorporated herein by this reference.

          14. Indulgence Not Waiver. The Lenders' or the Agent's indulgence in the existence of an Event of Default hereunder or any other departure from the terms of this Assignment shall not prejudice their rights to declare a default or otherwise demand strict compliance with this Assignment.

          15. Cumulative Remedies. The remedies provided the Agent in this Assignment are not exclusive of any other remedies that may be available to the Agent under any other document or at law or equity.

          16. Amendment and Waiver in Writing. This Assignment and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.15 of each of the Credit Agreements.

         17. Assignment. This Assignment shall create a continuing security interest in the Collateral Notes and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Agent and the holders of the Secured Obligations hereunder, to the benefit of the Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreements. To the fullest extent permitted by law, each Grantor hereby releases the Agent and each holder of the Secured Obligations, and their respective successors and assigns, from any liability for any act or omission relating to this Assignment or the Collateral Notes, except for any liability arising from the gross negligence or willful misconduct of the Agent or such holder, or their respective officers, employees or agents.

          18. Entirety. This Assignment, the Credit Agreements, the other Credit Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Agreements, the other Credit Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

          19. Severability. If any provision of this Assignment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

          20. Time of Essence. Time is of the essence of this Assignment, and all dates and time periods specified herein shall be strictly observed, except that the Agent may permit specific deviations therefrom by its written consent.

          21. Governing Law; Submission to Jurisdiction; Venue. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. The provisions of each of the Credit Agreements relating to submission to jurisdiction and venue are hereby incorporated by reference herein, mutatis mutandis.

          22. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS ASSIGNMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          23. Gender and Number. Words used herein indicating gender or number shall be read as context may require.

          24. Captions Not Controlling. Captions and headings have been included in this Assignment for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.

          25. Amendment and Restatement. Notwithstanding the amendment and restatement of the Original Assignment on the date hereof, this Assignment continues and does not terminate or nullify any of the liens or security interests heretofore created or granted by the Grantor in favor of the Agent or in favor of Bank of America, N.A., in its capacity as the agent under the 1997 Loan Agreement, and all such existing liens and security interests shall remain in full force and effect without interruption on the attachment of perfection of any such liens and security interests.

          26. Joint and Several Obligations of Grantors.

               (a) Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreements, for the mutual benefit, directly and indirectly, of each of such Grantors and in consideration of the undertakings of each of such Grantors to accept joint and several liability for the obligations of each of them.

               (b) Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations of any such Grantor arising under this Assignment, the Credit Agreements or the other Credit Documents, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

               (c) Notwithstanding any provision to the contrary contained herein, in either of the Credit Agreements or in any other of the other Credit Documents, to the extent the obligations of a Grantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Grantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

          27. Authorization of Financing Statements. The Grantors authorize the Agent to file financing statements (including renewal statements and in lieu statements) and amendments thereof and supplements thereto with respect to the Collateral Notes in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Assignment. Any financing statement filed by the Agent may contain a general description of the collateral covered thereby, as permitted by the UCC, which states that the security interest attaches to all personal property of the debtor.

                  [remainder of page intentionally left blank]

          Each of the parties hereto has caused a counterpart of this Assignment to be duly executed and delivered as of the date first above written.

GRANTORS:                               RENAL CARE GROUP, INC.,
--------                                a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        RCG FINANCE, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A

                       A. Description of Collateral Notes

                      Name of Grantor: ___________________


   Face Amount of Note         Obligor         Address         Date of Note
   -------------------         -------         -------         ------------

                                  Exhibit 5.23

                            FORM OF JOINDER AGREEMENT
                            -------------------------

                                JOINDER AGREEMENT


          THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, 200_, is entered into between _____________________, a ___________________ (the
"New Subsidiary") and Bank of America, N.A., in its capacity as Agent (the "Agent") under that certain 364-Day Loan Agreement (as renewed, extended, amended, restated or modified from time to time, the "Loan Agreement") dated as of July ___, 2002 among Renal Care Group, Inc. (the "Borrower"), the Lenders party thereto and the Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

          The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

          1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party and a Guarantor under the Loan Agreement and a "Guarantor" party to the Guaranty Agreement for all purposes of the Guaranty Agreement and shall have all of the obligations of a Guarantor under the Guaranty Agreement as if it had executed the Guaranty Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guaranty Agreement, including without limitation (a) all of the representations and warranties of the Guarantors set forth therein, and (b) all of the affirmative and negative covenants of the Guarantors set forth therein. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby guarantees, jointly and severally with the other Guarantors, to the Agent and the Lenders, as provided in Section 2 of the Guaranty Agreement, prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the New Subsidiary will promptly pay the same, without any demand or notice whatsoever (except for any such notice required by the Loan Agreement), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby (a) acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed a party to the Security Agreement as a "Grantor" and a party to the Collateral Assignment of Promissory Notes as a "Grantor", (b) acknowledges and agrees that its obligations under the Guaranty Agreement are secured in accordance with the terms of the Security Agreement, the Collateral Assignment of Promissory Notes and the other Loan Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof, (c) grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral Notes (as defined in the Collateral Assignment of Promissory Notes) identified on Schedule A attached hereto and all of the Collateral (as defined in the Security Agreement). The New Subsidiary hereby represents and warrants to the Agent and the Lenders that (a) set forth on Schedule B attached hereto is (i) a list of all locations in the United States where any personal property of the New Subsidiary is located and
(ii) the chief executive office, principal place of business and jurisdiction of organization of the New Subsidiary, (b) set forth on Schedule C attached hereto is a complete and accurate list of all Subsidiaries of the New Subsidiary, and (c) the New Subsidiary's legal name is as shown in this Agreement and the New Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth on Schedule D attached hereto. Each of Schedule 4.21, Schedule 4.22 and 4.29 of the Loan Agreement, Schedule A of the Security Agreement and Exhibit A of the Collateral Assignment of Promissory Notes are hereby deemed amended to include the information on Schedule A through Schedule C attached hereto, as applicable.

          2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Loan Documents (and such other documents and instruments) as requested by the Agent in accordance with Section 5.23 of the Loan Agreement.

          3. The address of the New Subsidiary for purposes of Section 10.1 of the Loan Agreement is as follows:

                --------------------------------------

                --------------------------------------

                --------------------------------------

                --------------------------------------


          4. The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary under the Loan Agreement upon the execution of this Agreement by the New Subsidiary.

          5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

          6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

          IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        [NEW SUBSIDIARY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Acknowledged and accepted:

                                        BANK OF AMERICA, N.A., as Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  Exhibit 9.10

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to that certain 364-Day Loan Agreement dated as of July __, 2002 (as renewed, extended, amended, restated or modified from time to time, the "Loan Agreement") among Renal Care Group, Inc. (the "Borrower"), the Lenders identified therein and Bank of America, N.A., as Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

          The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) represents and warrants that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business, (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in
Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service or other forms required under Section 9.13.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date hereof.

                                                                   , as Assignor
                                        ---------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                                                   , as Assignee
                                        ---------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                        Notice address of Assignee:

                                        ((Assignee))

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attn:
                                              ----------------------------------
                                        Telephone:     (   )
                                                   -----------------------------
                                        Telecopy:      (   )
                                                   -----------------------------

CONSENTED TO:

BANK OF AMERICA, N.A.,
as Agent

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


RENAL CARE GROUP, INC.

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------